SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant:                              (X)
Filed by a Party other than the Registrant:       ( )

Check the appropriate box:

( )  Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
(X)  Definitive Additional Materials
( )  Soliciting Materials Pursuant to section 240.14a-11(c) or section240.14a-12

                                   VALHI, INC.
- - - -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- - - -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:








VALHI, INC.
THREE LINCOLN CENTRE
5430 LBJ FREEWAY, SUITE 1700
DALLAS, TEXAS 75240-2697

March 31, 1995


To Our Stockholders:

     You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Valhi, Inc., which will be held on Tuesday, May 9, 1995, at 10:00 a.m., local time, at Valhi's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election as provided in Valhi's Bylaws.

                                   Sincerely,



                                   /s/ Harold C. Simmons
                                   Harold C. Simmons
                                   Chairman of the Board, President and
                                   Chief Executive Officer




VALHI, INC.
THREE LINCOLN CENTRE
5430 LBJ FREEWAY, SUITE 1700
DALLAS, TEXAS 75240-2697

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 9, 1995

To the Stockholders of Valhi, Inc.:

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders (the "Meeting") of Valhi, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 9, 1995, at 10:00 a.m., local time, at the corporate offices of the Company at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas for the following purposes:

     (1) To elect five directors to serve until the 1996 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

     (2) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The Board of Directors of the Company set the close of business on March 22, 1995 as the record date (the "Record Date") for the Meeting. Only holders of the Company's common stock, $0.01 par value per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. The Company's stock transfer books will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder of the Company, for purposes related to the Meeting, for a period of ten days prior to the Meeting at the Company's corporate offices located at the address set forth above.

     You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.

     In accordance with the Company's Bylaws, your vote, whether given by proxy or in person at the Meeting, will be held in confidence by the Inspector of Election for the Meeting.


                                   By Order of the Board of Directors,



                                   /s/ Steven L. Watson
                                   Steven L. Watson, Secretary


Dallas, Texas
March 31, 1995

VALHI, INC.
THREE LINCOLN CENTRE
5430 LBJ FREEWAY, SUITE 1700
DALLAS, TEXAS 75240-2697



PROXY STATEMENT



GENERAL INFORMATION


     This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the board of directors (the "Board of Directors") of Valhi, Inc., a Delaware corporation ("Valhi" or the "Company"), for use at the 1995 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 9, 1995, and at any adjournment or postponement thereof (the "Meeting"). The Meeting will be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). The Notice, this Proxy Statement, the accompanying proxy card or voting instruction form and Valhi's Annual Report to Stockholders, which includes Valhi's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Annual Report"), are first being mailed to the holders of Valhi's common stock, $0.01 par value per share ("Valhi Common Stock"), on or about April 10, 1995. Valhi's executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                  QUORUM, VOTING RIGHTS AND PROXY SOLICITATION

     The record date set by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the Meeting was the close of business on March 22, 1995 (the "Record Date"). As of the Record Date, there were 113,826,014 shares of Valhi Common Stock issued and outstanding. Each share of Valhi Common Stock will entitle the holder thereof to one vote on all matters to be acted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Valhi Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. Shares of Valhi Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

     At the Meeting, directors of the Company will be elected by the affirmative vote of a plurality of the outstanding shares of Valhi Common Stock represented and entitled to be voted. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any or all of the nominees of the Board of Directors. Shares as to which authority to vote on the election of directors has been withheld and broker/nominee non-votes will not be counted as affirmative votes to elect director nominees to the Board of Directors and will have the same effect as a vote against a director nominee.

     Unless otherwise specified, the agents designated in the proxy will vote the shares represented thereby at the Meeting "FOR" the election of the nominees of the Board of Directors named below and in the discretion of the agents on any other matter that my properly come before the Meeting.

     Society National Bank ("Society"), the transfer agent and registrar for Valhi Common Stock, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as Inspector of Election at the Meeting. All proxies, ballots and voting instructions delivered to Society that identify the vote of a particular stockholder shall be kept confidential by Society in accordance with the terms of the Company's Bylaws. Each holder of record of Valhi Common Stock giving the proxy enclosed with this Proxy Statement may revoke it at any time prior to the voting thereof at the Meeting by (i) delivering to Society a written revocation of the proxy, (ii) delivering to Society a duly executed proxy bearing a later date or (iii) by voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of such stockholder's proxy.

     This proxy solicitation is being made by and on behalf of the Board of Directors. The Company will pay all expenses related thereto, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone or personal contact for which such persons will receive no additional compensation. Upon request, the Company will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of Valhi Common Stock held of record by such entities.

                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than five and not more than nine persons, as determined from time to time by the Board of Directors, in its discretion. The number of directors is currently set at seven; however, the Board of Directors has taken action to reduce the number of directors to five upon the expiration of the terms of the current directors. The directors elected at the Meeting will hold office until the 1996 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     Except for Dr. Kenneth R. Ferris, all of the nominees are currently directors of the Company whose terms will expire at the Meeting. Arthur H.

Bilger, Robert J. Frame and Michael A. Snetzer, whose terms as directors and members of committees of the Board of Directors expire at the Meeting, are not standing for re-election. All of the nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, the proxy will be voted "FOR" an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for the election of directors. The Board of Directors believes that all of its present nominees will be available for election at the Meeting and will serve if elected.

     Contran Corporation ("Contran") and certain related entities held approximately 91% of the outstanding shares of Valhi Common Stock as of the Record Date and have indicated their intention to have such shares represented at the Meeting and to vote such shares "FOR" the election of all of the nominees for director, as set forth in this Proxy Statement. If such shares are represented and voted as indicated at the Meeting, a quorum will be present and all such nominees will be elected as directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR SET FORTH BELOW.

     NOMINEES FOR DIRECTOR. The following information has been provided by the respective nominees for election as directors of the Company for terms expiring at the 1996 Annual Meeting of Stockholders.

     NORMAN S. EDELCUP, 59, has served as a director of Valhi and/or certain of Valhi's predecessors since 1975. Mr. Edelcup has served as Chairman of the Board of Item Processing of America, Inc., a processing service bureau, since prior to 1990. Mr. Edelcup was a partner of E & H Associates, a financial and management consulting firm, until 1990. Mr. Edelcup serves as a director of Artistic Greetings, Inc., a mail-order stationery products company, and as a trustee for the Baron Asset Fund, a mutual fund. Mr. Edelcup also serves as Chairman of the Company's Audit Committee and Management Development and Compensation Committee (the "MD&C Committee).

     KENNETH R. FERRIS, 46, a nominee for director of Valhi, served as director of certain wholly owned subsidiaries of Valhi from 1986 to 1995. Dr. Ferris has been a Distinguished Professor at the American Graduate School of International Management since 1991. Dr. Ferris held various instructor and administrative positions at the Cox School of Business, Southern Methodist University from prior to 1990 to 1991, and has also conducted a private business consulting practice since prior to 1990.

     GLENN R. SIMMONS, 67, has served as a director of Valhi and/or certain of Valhi's predecessors since 1980. Mr. Simmons has been Vice Chairman of the Board of Valhi and Contran, a diversified holding company, since prior to 1990. Mr. Simmons is a director of Valhi's majority-owned subsidiary, NL Industries, Inc. ("NL"), a chemicals company; Vice Chairman of the Board and a director of Valhi's wholly owned subsidiary, Valcor, Inc. ("Valcor"), a company that is engaged in the building and hardware products and fast food industries; Chairman of the Board, Chief Executive Officer and a director of Contran's majority-owned subsidiary, Keystone Consolidated Industries, Inc. ("Keystone"), a steel rod, wire and wire products company; and a director of Contran's less than majority-owned affiliate, Tremont Corporation ("Tremont"), a titanium metals company.
Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1969. Mr. Simmons serves as a member of the Company's Executive Committee and is a brother of Harold C. Simmons.

     HAROLD C. SIMMONS, 63, has served as a director of Valhi and/or certain of Valhi's predecessors since 1980. Mr. Simmons has been Chairman of the Board and Chief Executive Officer of Valhi and Contran since prior to 1990 and has been President of Valhi and Contran since 1994. Mr. Simmons is Chairman of the Board and a director of NL; a director of Tremont; and Chairman of the Board, President, Chief Executive Officer and a director of Valcor. Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1968. Mr. Simmons serves as Chairman of the Company's Executive Committee and is a brother of Glenn R. Simmons.

     J. WALTER TUCKER, JR., 69, has served as a director of Valhi and/or certain of Valhi's predecessors since 1982. Mr. Tucker has been the President, Treasurer and a director of Tucker & Branham, Inc., a mortgage banking, insurance and real estate company, and Vice Chairman of the Board and a director of Keystone since prior to 1990. Mr. Tucker is a director of Sun Bank, N.A., Columbian Mutual Life Insurance Company and SunTrust Banks, Inc.

     For information concerning legal proceedings that certain director nominees are parties and other matters, see "Certain Litigation and Other Matters" and "Certain Relationships and Transactions."

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings and took action by written consent in lieu of meetings on eight occasions in 1994. Except for Arthur H. Bilger, each of the directors participated in at least 75% of the total number of such meetings and of the meetings of the committees on which they served. Mr. Bilger did not attend one Board of Directors meeting and one MD&C Committee meeting during 1994.

     The Board of Directors has established and delegated authority to the following standing committees:

     AUDIT COMMITTEE. The principal responsibilities of the Audit Committee are to review the selection of the Company's independent auditors and to make its recommendation with respect to such selection to the Board of Directors; to review with the independent auditors the scope and results of the annual auditing engagement, the procedures for internal auditing, the system of internal accounting controls and internal audit results; and to direct and supervise special audit inquiries. The current members of the Audit Committee are Norman S. Edelcup (Chairman) and Robert J. Frame. The Audit Committee held two meetings in 1994.

     MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE. The principal responsibilities of the MD&C Committee are to review and approve certain matters involving executive compensation, including making recommendations to the Board of Directors regarding compensation matters involving the Chief Executive Officer; to review and approve grants of stock options and awards of restricted stock under the Company's incentive plans; and to review and administer such other compensation matters as the Board of Directors may direct from time to time. The current members of the MD&C Committee are Norman S. Edelcup (Chairman), Arthur H. Bilger and Robert J. Frame. The MD&C Committee held two meetings and took action by written consent in lieu of meetings on three occasions in 1994.

     EXECUTIVE COMMITTEE. The principal responsibilities of the Executive Committee are to take such actions as are required to manage the Company, within the powers provided by Delaware statutes and except as otherwise limited by the Board of Directors. The current members of the Executive Committee are Harold
C. Simmons (Chairman), Glenn R. Simmons and Michael A. Snetzer.    The Executive
Committee held no meetings in 1994.

     The Board of Directors does not have a nominating committee or any committee performing a similar function and, therefore, all matters that would be considered by such a committee are acted upon by the full Board of Directors. The Board of Directors will consider recommendations by stockholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the Corporate Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of stockholders. Such recommendations should be accompanied by a full statement of qualifications and confirmation of the nominee's willingness to serve.

     Members of the standing committees will be elected at the annual meeting of the Board of Directors immediately following the Meeting.

     The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.


                               EXECUTIVE OFFICERS

     Set forth below is certain information relating to the current executive officers of Valhi. Each executive officer serves at the pleasure of the Board of Directors. Biographical information with respect to Harold C. Simmons and Glenn R. Simmons is set forth under "Election of Directors."

                 Name                   Age                        Position(s)

 Harold C. Simmons . . . . . . . .      63     Chairman of the Board, President
                                                and Chief Executive Officer
 Glenn R. Simmons  . . . . . . . .      67     Vice Chairman of the Board

 Eugene K. Anderson  . . . . . . .      59     Vice President and Assistant
                                                Treasurer

 Joseph S. Compofelice . . . . . .      45     Executive Vice President
 William J. Lindquist  . . . . . .      37     Vice President and Tax Director

 J. Thomas Montgomery, Jr. . . . .      48     Vice President and Controller
 Robert W. Singer  . . . . . . . .      58     Vice President

 William C. Timm . . . . . . . . .      50     Vice President Finance and
                                                Treasurer

 Steven L. Watson  . . . . . . . .      44     Vice President and Secretary

     EUGENE K. ANDERSON has served as Vice President and Assistant Treasurer of Valhi since 1994. Mr. Anderson has served as Vice President of Contran since prior to 1990 and as Assistant Treasurer of Contran since 1994. Mr. Anderson has served as an executive officer of various companies related to Valhi and Contran since 1980.

     JOSEPH S. COMPOFELICE has served as Executive Vice President of Valhi since 1994. Mr. Compofelice has also been the Vice President and Chief Financial Officer of NL and Tremont since 1994. From 1990 to 1993, Mr. Compofelice was the Vice President and Chief Financial Officer of Baroid Corporation ("Baroid"), a company engaged in the petroleum services industry that was acquired by of Dresser Industries, Inc. ("Dresser") in 1994. Mr. Compofelice was President of Shaffer, Inc. and Atlas Bradford Corporation, subsidiaries of Baroid, until 1990.

     WILLIAM J. LINDQUIST has served as Vice President and Tax Director of Valhi and Contran since 1991. Mr. Lindquist served as Corporate Tax Manager of Valhi, Contran and various companies related to Valhi and Contran from 1980 to 1991.

     J. THOMAS MONTGOMERY, JR. has served as Vice President and Controller of Valhi and Contran since prior to 1990. Mr. Montgomery has served as an executive officer of various companies related to Valhi and Contran since 1982.

     ROBERT W. SINGER has served as Vice President of Valhi and Contran since prior to 1990. Mr. Singer has also served as President and Chief Operating Officer of Keystone since prior to 1990. Mr. Singer has served as an executive officer of various companies related to Valhi and Contran since 1982.

     WILLIAM C. TIMM has served as Vice President Finance of Valhi and Contran since prior to 1990 and as Treasurer of Valhi and Contran since 1992. Mr. Timm has served as an executive officer of various companies related to Valhi and Contran since 1981.

     STEVEN L. WATSON has served as Vice President and Secretary of Valhi and Contran since prior to 1990. Mr. Watson has served as an executive officer of various companies related to Valhi and Contran since 1980.

                               SECURITY OWNERSHIP

     OWNERSHIP OF VALHI AND ITS PARENTS. The following table and notes set forth as of the Record Date the beneficial ownership, as defined by regulations of the Securities and Exchange Commission (the "Commission"), of Valhi Common Stock held by (i) each person or group of persons known to Valhi to beneficially own more than 5% of the outstanding shares of Valhi Common Stock, (ii) each director or nominee for director of Valhi, (iii) each executive officer of Valhi named in the Summary Compensation Table below (a "named executive officer") and
(iv) all directors, director nominees and executive officers of Valhi as a group. See footnote (4) below for information concerning individuals and entities that may be deemed to indirectly beneficially own those shares of Valhi Common Stock directly held by Contran, National City Lines, Inc. ("National") and Valhi Group, Inc. ("VGI"), as reported in the table below. Except as set forth below, no securities of Valhi's parent companies are beneficially owned by any director, nominee for director or executive officer of Valhi. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons.

                                                                             VALHI COMMON STOCK

                                                                                                  PERCENT OF
                                                               AMOUNT AND NATURE OF BENEFICIAL       CLASS
NAME OF BENEFICIAL OWNER                                                OWNERSHIP (1)               (1)(2)
Contran Corporation and subsidiaries:

   Contran Corporation  . . . . . . . . . . . . . . . . . .       6,431,858(4)                          5.7%

   National City Lines, Inc.  . . . . . . . . . . . . . . .      11,491,009(4)                         10.1%
   Valhi Group, Inc.  . . . . . . . . . . . . . . . . . . .      85,644,496(4)                         75.2%

Arthur H. Bilger  . . . . . . . . . . . . . . . . . . . . .           8,000(5)                         *
Norman S. Edelcup . . . . . . . . . . . . . . . . . . . . .          20,000(5)                         *

Kenneth R. Ferris . . . . . . . . . . . . . . . . . . . . .           2,000                            *

Robert J. Frame . . . . . . . . . . . . . . . . . . . . . .          11,000(5)(6)                      *
Glenn R. Simmons  . . . . . . . . . . . . . . . . . . . . .         523,833(4)(7)                      *

Harold C. Simmons . . . . . . . . . . . . . . . . . . . . .         700,383(4)(8)                      *
Michael A. Snetzer  . . . . . . . . . . . . . . . . . . . .         666,535(4)(9)                      *

J. Walter Tucker, Jr. . . . . . . . . . . . . . . . . . . .         236,750(5)(10)                     *

Joseph S. Compofelice . . . . . . . . . . . . . . . . . . .           4,100(11)                        *
J. Thomas Montgomery, Jr. . . . . . . . . . . . . . . . . .         156,050(4)(12)                     *

William C. Timm . . . . . . . . . . . . . . . . . . . . . .         258,977(4)(13)                     *
Steven L. Watson  . . . . . . . . . . . . . . . . . . . . .         152,634(4)(14)                     *

All directors, director nominees and executive officers
   as a group (15 persons)  . . . . . . . . . . . . . . . .       3,024,335(4)(5)(6)(7)(8)              2.6%
                                                                           (9)(10)(11)(12)
                                                                           (13)(14)(15)

[FN]
* Less than 1%.

(1) Except as otherwise noted, the listed individuals have sole investment power and sole voting power as to all shares of Valhi Common Stock of which they are identified as being the beneficial owners. The number of shares and percentage of ownership of Valhi Common Stock for each person assumes that shares of Valhi Common Stock issuable upon the exercise of stock options to such person (exclusive of others) within sixty days subsequent to the Record Date are outstanding.

(2) The above table is based on 113,826,014 shares of Valhi Common Stock outstanding as of the Record Date (exclusive of rights to acquire Valhi Common Stock within 60 days subsequent to the Record Date). For purposes of calculating the outstanding shares of Valhi Common Stock as of the Record Date, 1,186,200 shares of Valhi Common Stock held by NL and 1,000,000 shares of Valhi Common Stock held by Valmont Insurance Company ("Valmont"), a wholly owned subsidiary of Valhi, are excluded from the amount of Valhi Common Stock outstanding. Pursuant to Delaware corporate law, Valhi treats these excluded shares as treasury stock for voting purposes.

(3) The business address of Contran, National and VGI is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

(4) National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of approximately 88.7% and 54.3% of the outstanding common stock of Southwest and Dixie Rice, respectively. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of Harold C. Simmons' children and grandchildren (the "Trusts"), of which Mr. Simmons is the sole trustee. As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts; however, Mr. Simmons disclaims beneficial ownership thereof. The Combined Master Retirement Trust (the "Master Trust") holds 115,000 shares (less than 0.1% of the outstanding shares) of Valhi Common Stock. The Master Trust was formed to permit the collective investment by trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies. Harold C. Simmons is sole trustee of the Master Trust and sole member of the Trust Investment Committee for the Master Trust. The trustee and members of the Trust Investment Committee for the Master Trust are selected by the Board of Directors. Harold C. Simmons, Glenn R. Simmons and Michael A. Snetzer are members of the Board of Directors and are participants in one or more of the employee benefit plans that invest through the Master Trust; however, each such person disclaims beneficial ownership of the shares of Valhi Common Stock held by the Master Trust, except to the extent of his individual vested beneficial interest in the assets held by the Master Trust. J. Thomas Montgomery, Jr., William C. Timm and Steven L. Watson, each a named executive officer, are participants in one or more of the employee benefit plans that invest through the Master Trust; however, each such person disclaims beneficial ownership of the shares of Valhi Common Stock held by the Master Trust, except to the extent of his individual vested beneficial interest in the assets held by the Master Trust.

     Harold C. Simmons is the Chairman of the Board, President and Chief Executive Officer of VGI, National, NOA, Dixie Holding and Contran. Mr. Simmons is also the Chairman of the Board and Chief Executive Officer of Dixie Rice and Southwest. By virtue of the stock ownership described above and the holding of such offices, Mr. Simmons may be deemed to control such entities, and Mr. Simmons, National, NOA, Dixie Rice, Dixie Holding, Southwest and Contran may be deemed to possess indirect beneficial ownership of certain shares of Valhi Common Stock held by such entities. However, Mr. Simmons disclaims beneficial ownership of the shares of Valhi Common Stock beneficially owned, directly or indirectly, by such entities.

(5) The shares of Valhi Common Stock shown as beneficially owned by such person include 8,000 shares that such person has the right to acquire upon the exercise of stock options within 60 days subsequent to the Record Date pursuant to the Company's 1990 Non-Employee Director Stock Option Plan (the "Director Plan").

(6) The shares of Valhi Common Stock shown as beneficially owned by Robert J. Frame include 2,000 shares that are held in an individual retirement account for the benefit of Dr. Frame's wife.

(7) The shares of Valhi Common Stock shown as beneficially owned by Glenn R. Simmons include 440,000 shares that Mr. Simmons has the right to acquire upon the exercise of stock options within 60 days subsequent to the Record
     Date pursuant to the Company's 1987 Stock Option   Stock Appreciation
     Rights Plan, as amended (the "Incentive Plan"), 24,300 shares of restricted Valhi Common Stock and 3,383 shares of Valhi Common Stock allocated to Mr. Simmons' account as of December 31, 1994 by the Company's employee stock ownership plan (the "ESOP"). Also included in the amount shown as beneficially owned by Mr. Simmons are 1,000 shares held in his individual retirement account. In addition, included in the amount shown as beneficially owned by Mr. Simmons are 800 shares held in a retirement account for Mr. Simmons' wife and 1,000 shares held by Mr. Simmons' wife in trust for the benefit of their daughter, with respect to all of which Mr. Simmons disclaims beneficial ownership.

(8) The shares of Valhi Common Stock shown as beneficially owned by Harold C. Simmons include 620,000 shares that Mr. Simmons has the right to acquire upon the exercise of stock options within 60 days subsequent to the Record Date pursuant to the Incentive Plan and 3,383 shares of Valhi Common Stock allocated to Mr. Simmons' account by the ESOP. In addition, included in the amount shown as beneficially owned by Mr. Simmons are 77,000 shares held by Mr. Simmons' wife, with respect to all of which Mr. Simmons disclaims beneficial ownership.

(9) The shares of Valhi Common Stock shown as beneficially owned by Michael A. Snetzer include 510,000 shares that Mr. Snetzer has the right to acquire upon the exercise of stock options within 60 days subsequent to the Record Date pursuant to the Incentive Plan and 3,375 shares of Valhi Common Stock allocated to Mr. Snetzer's account by the ESOP. In addition, included in the amount shown as beneficially owned by Mr. Snetzer are 11,500 shares held in an account for his son of which Mr. Snetzer is a custodian, with respect to all of which Mr. Snetzer disclaims beneficial ownership.

(10) The shares of Valhi Common Stock shown as beneficially owned by J. Walter Tucker include 217,250 shares held by Mr. Tucker's wife with respect to all of which Mr. Tucker disclaims beneficial ownership.

(11) The shares of Valhi Common Stock shown as beneficially owned by Joseph S. Compofelice include 4,100 shares held by Mr. Compofelice and his wife as joint tenants.

(12) The shares of Valhi Common Stock shown as beneficially owned by J. Thomas Montgomery include 130,000 shares that Mr. Montgomery has the right to acquire upon the exercise of stock options within 60 days subsequent to the Record Date pursuant to the Incentive Plan, 6,300 shares of restricted Valhi Common Stock and 3,250 shares of Valhi Common Stock allocated to Mr. Montgomery's account by the ESOP.

(13) The shares of Valhi Common Stock shown as beneficially owned by William C. Timm include 245,000 shares that Mr. Timm has the right to acquire upon the exercise of stock options within 60 days subsequent to the Record Date pursuant to the Incentive Plan, 10,600 shares of restricted Valhi Common Stock and 3,377 shares of Valhi Common Stock allocated to Mr. Timm's account by the ESOP.

(14) The shares of Valhi Common Stock shown as beneficially owned by Steven L. Watson include 134,000 shares that Mr. Watson has the right to acquire upon the exercise of stock options within 60 days subsequent to the Record Date pursuant to the Incentive Plan, 5,400 shares of restricted Valhi Common Stock and 3,034 shares of Valhi Common Stock allocated to Mr. Watson's account by the ESOP.

(15) In addition to the foregoing, the shares of Valhi Common Stock shown as beneficially owned by the directors, director nominees and executive officers of Valhi as a group include 180,000 shares that the remaining executive officers of Valhi have the right to acquire upon the exercise of stock options within 60 days subsequent to the Record Date pursuant to the Incentive Plan, 10,800 shares of restricted Valhi Common Stock owned by the remaining executive officers and 4,573 shares of Valhi Common Stock allocated to the remaining executive officers' accounts by the ESOP.

     OWNERSHIP OF SUBSIDIARIES. The following table and notes set forth the beneficial ownership, as of the Record Date, of the common stock, $0.125 par value per share, of NL ("NL Common Stock") held by (i) each director or nominee for director of Valhi, (ii) each named executive officer and (iii) all directors, director nominees and executive officers of Valhi as a group. Except as set forth below, no securities of Valhi's subsidiaries are beneficially owned by any director, director nominee or executive officer of Valhi. All information has been taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons.

                                                                              NL COMMON STOCK

                                                                    AMOUNT AND NATURE OF      PERCENT OF
NAME OF BENEFICIAL OWNER                                          BENEFICIAL OWNERSHIP (1)   CLASS (1)(2)

Arthur H. Bilger  . . . . . . . . . . . . . . . . . . . . . . .                -0-                -0-

Norman S. Edelcup . . . . . . . . . . . . . . . . . . . . . . .                -0-                -0-

Kenneth R. Ferris . . . . . . . . . . . . . . . . . . . . . . .                600 (3)             *
Robert J. Frame . . . . . . . . . . . . . . . . . . . . . . . .                -0-                -0-

Glenn R. Simmons  . . . . . . . . . . . . . . . . . . . . . . .             20,800 (4)(5)          *
Harold C. Simmons . . . . . . . . . . . . . . . . . . . . . . .             21,275 (5)(6)          *

Michael A. Snetzer  . . . . . . . . . . . . . . . . . . . . . .             16,000 (5)             *

J. Walter Tucker, Jr. . . . . . . . . . . . . . . . . . . . . .                -0-                -0-
Joseph S. Compofelice . . . . . . . . . . . . . . . . . . . . .             22,881 (7)             *

J. Thomas Montgomery, Jr. . . . . . . . . . . . . . . . . . . .             15,275 (8)             *
William C. Timm . . . . . . . . . . . . . . . . . . . . . . . .                -0-                -0-

Steven L. Watson  . . . . . . . . . . . . . . . . . . . . . . .              4,000                 *

All directors, director nominees and executive officers of
   Valhi as a group (15 persons)  . . . . . . . . . . . . . . .            100,831 (4)(5)           *
                                                                                   (6)(7)
                                                                                   (8)

[FN]
*    Less than 1%.

(1) Except as otherwise noted, the listed individuals have sole investment power and sole voting power as to all shares of NL Common Stock of which they are identified as being the beneficial owners. The number of shares and percentage of ownership of NL Common Stock for each person assumes that shares of NL Common Stock issuable upon the exercise of stock options to such person (exclusive of others) within sixty days subsequent to the Record Date are outstanding.

(2) The above table is based on 51,052,443 shares of NL Common Stock outstanding as of the Record Date (exclusive of rights to acquire NL Common Stock within 60 days subsequent to the Record Date).

(3) The shares of NL Common Stock shown as beneficially owned by Kenneth R. Ferris include 600 shares held by Dr. Ferris in his individual retirement account.

(4) The shares of NL Common Stock shown as beneficially owned by Glenn R. Simmons include 1,000 shares held by Mr. Simmons' wife, with respect to all of which Mr. Simmons disclaims beneficial ownership.

(5) Valhi and Tremont directly beneficially own 27,056,810 shares and 9,064,780 shares of NL Common Stock, respectively. VGI, National, Contran, NL, Valmont and the Master Trust are the holders of approximately 35.5%, 4.8%, 3.1%, 0.5%, 0.4% and 0.1%, respectively, of the outstanding common stock of Tremont. See footnotes (2) and (4) to the "Ownership of Valhi and Its Parents" table above for information concerning individuals and entities that may be deemed to indirectly beneficially own shares of NL Common Stock held by Valhi and Tremont. Glenn R. Simmons, Harold C. Simmons and Michael A. Snetzer disclaim beneficial ownership of all of the shares of NL Common Stock owned by these entities.

(6) The shares of NL Common Stock shown as beneficially owned by Harold C. Simmons include 21,275 shares held by Mr. Simmons' wife, with respect to all of which Mr. Simmons disclaims beneficial ownership.

(7) The shares of NL Common Stock shown as beneficially owned by Joseph S. Compofelice include 1,881 shares credited to Mr. Compofelice's account under the Savings Plan for Employees of NL Industries, Inc (the "NL Savings Plan").

(8) The shares of NL Common Stock shown as beneficially owned by J. Thomas Montgomery, Jr. include 275 shares held in a retirement account by Mr. Montgomery's wife, with respect to all of which Mr. Montgomery disclaims beneficial ownership.


     The Company understands that Contran and related entities may consider acquiring or disposing of shares of Valhi Common Stock through open-market or privately-negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of Valhi Common Stock in the market, an assessment of the business of and prospects for the Company, financial and stock market conditions and other factors deemed relevant by such entities. The Company may similarly consider acquisitions of shares of Valhi Common Stock and acquisitions or dispositions of securities issued by related entities. Neither Contran nor the Company presently intends to engage in any transaction or series of transactions that would result in the Valhi Common Stock becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or ceasing to be traded on a national securities exchange.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION

     COMPENSATION OF DIRECTORS. During 1994, directors of Valhi who were not also employees of the Company or an affiliate of the Company received an annual retainer of $10,000 paid in quarterly installments, plus a fee of $1,000 per day for attendance at meetings and as a daily rate for other services rendered on behalf of the Board of Directors and/or committees thereof. In addition, directors who were members of the Audit Committee or MD&C Committee received an annual retainer of $4,000 paid in quarterly installments, for each committee on which they served. Directors were also reimbursed for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of the Board of Directors and/or committees thereof. Directors receiving fees during 1994 were Arthur H. Bilger, Norman S. Edelcup, Robert J. Frame and J. Walter Tucker, Jr. (together, the "Non-Employee Directors").

     During 1994, each of the Non-Employee Directors was granted an option, pursuant to the Director Plan, to purchase 2,000 shares of Valhi Common Stock at an exercise price of $6.00 per share, which was equal to the market value of such shares on the date of grant calculated as the last reported sales price of Valhi Common Stock on the New York Stock Exchange Composite Tape on such date. Options granted pursuant to the Director Plan become exercisable one year after the date of grant and expire on the fifth anniversary following the date of grant.

     Valhi and Contran are parties to an intercorporate services agreement (the "Contran/Valhi ISA"), pursuant to which Contran provided certain services to Valhi during 1992, 1993 and 1994, including services rendered by Glenn R. Simmons and Harold C. Simmons, each of whom is a director of Valhi. See also "Certain Relationships and Transactions" below.

     SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS. The Summary Compensation Table set forth below provides information concerning annual and long-term compensation paid or accrued by Valhi and its subsidiaries to or on behalf of Valhi's Chief Executive Officer, each of the four other most highly compensated individuals during 1994 who were executive officers of Valhi at December 31, 1994 and Valhi's former President, for services rendered to Valhi, its subsidiaries and its less than majority-owned affiliates, including Tremont, during 1992, 1993 and 1994. During such periods, Harold C. Simmons' compensation was paid by Contran and Joseph S. Compofelice's compensation was paid by NL and Tremont. Valhi and its subsidiaries paid the remainder of the named executive officers their compensation during such periods. Valhi, Contran, NL, Tremont and certain related corporations have entered into certain intercorporate services agreements between each other (collectively, the "ISAs"). Pursuant to each ISA, the parties to the ISA agreed to render certain reimbursable services to the other, including executive officer services rendered to one party by employees of the other. The reimbursement fees paid pursuant to the ISAs are based upon the estimated percentage of time individual employees, including executive officers, devote to matters on behalf of the recipient of the services. See also "Certain Relationships and Transactions."

                           SUMMARY COMPENSATION TABLE



                                                    Annual Compensation (2)

          Name and
     Principal Position         Year            Salary (5)              Bonus (5)

Harold C. Simmons . . . . .     1994             $1,425,015(6)      $      -0-
Chairman of the Board,          1993              1,996,000(6)             -0-
President and Chief             1992              2,000,000(6)             -0-
Executive Officer

William C. Timm . . . . . .     1994                214,869(7)         213,941 (7)
Vice President-Finance and      1993                199,519(7)         119,711 (7)
Treasurer                       1992                198,076(7)          99,038 (7)
J. Thomas Montgomery, Jr. .     1994                139,545(8)         143,773 (8)
Vice President and              1993                126,762(8)          65,758 (8)
Controller                      1992                121,818(8)          45,682 (8)

Steven L. Watson  . . . . .     1994                133,810(9)         133,809 (9)
Vice President and              1993                121,793(9)          60,897 (9)
Secretary                       1992                120,466(9)          48,186 (9)
Joseph S. Compofelice (3).      1994                       (10)                (10)
Executive Vice President

Michael A. Snetzer (4)  . .     1994                362,525(11)        373,333 (11)
Former President                1993                359,064(11)        313,436 (11)
                                1992                296,154(11)         84,616 (11)


                                         Long Term
                                     Compensation (1)
                                          Awards

                               Restricted         Shares
          Name and                Stock         Underlying        All Other
     Principal Position           Awards        Options (#)      Compensation

Harold C. Simmons . . . . .  $      -0-           -0-          $       -0-
Chairman of the Board,              -0-           -0-                  -0-
President and Chief                 -0-           -0-                  -0-
Executive Officer
William C. Timm . . . . . .         -0-        75,000(13)           21,000 (14)
Vice President-Finance and       50,213 (12)   75,000(13)           51,500 (14)
Treasurer                        75,000 (12)      -0-               14,513 (14)

J. Thomas Montgomery, Jr. .         -0-        50,000(13)           21,000 (14)
Vice President and               26,813 (12)   50,000(13)           17,264 (14)
Controller                       50,000 (12)      -0-                8,746 (14)
Steven L. Watson  . . . . .         -0-        40,000(13)           21,000 (14)
Vice President and               24,863 (12)   40,000(13)           17,091 (14)
Secretary                        40,000 (12)      -0-                8,646 (14)

Joseph S. Compofelice (3).              (10)   50,000(10)(13)              (10)
Executive Vice President

Michael A. Snetzer (4)  . .         -0-       150,000(13)           21,000 (14)
Former President                112,125 (12)  150,000(13)           72,100 (14)
                                250,000 (12)      -0-               25,226 (14)

[FN]
(1) No payouts were made to the named executive officers pursuant to long-term incentive plans during the last three years. Therefore, the column for such compensation has been omitted.

(2) Other annual compensation for each of the named executive officers included perquisites, which perquisites were less than the level required for reporting. NL and Tremont directors' fees that had previously been reported in the other annual compensation column are now reported in the salary column. Therefore, the column for other annual compensation has been omitted.

(3) Mr. Compofelice commenced serving as an executive officer of Valhi in July 1994.

(4) Mr. Snetzer ceased being an executive officer of Valhi upon his resignation as President of Valhi in July 1994 to assume full-time duties as Chairman of the Board and Chief Executive Officer of Medite Corporation ("Medite"), a subsidiary of Valhi that produces and sells building products.

(5) The amounts shown as compensation in the table for Harold C. Simmons represent the portion of the fees paid to Contran pursuant to the ISAs with respect to services rendered by Mr. Simmons to Valhi, its subsidiaries and its less than majority-owned affiliates, plus the amount of director fees paid to Mr. Simmons by NL and Tremont. See also footnote (6) below.

     The amounts shown as compensation in the table for Messrs. Timm, Montgomery, Watson and Snetzer represent the full amount paid by Valhi and its subsidiaries for services rendered by such individuals during each respective period, less the portion of such compensation that is attributable to the services rendered by such executive officers to Contran and certain entities related to Contran, for which Contran reimbursed Valhi pursuant to the Contran/Valhi ISA. The net salary and bonus amounts shown for each such individual for each such period reflect the reduction for the reimbursement by Contran, which has been allocated proportionately between each individual's base salary and bonus.

(6) The aggregate amount of salary shown as compensation in the table for Harold C. Simmons includes (i) fees paid by Valhi pursuant to the ISAs with respect to services rendered by Mr. Simmons to Valhi and its subsidiaries, other than NL and Tremont, in the amount of $946,515, $1,438,016 and $851,202 for 1994, 1993 and 1992, respectively; (ii) fees paid by NL pursuant to the ISAs with respect to services rendered by Mr. Simmons to NL in the amount of $380,000, $475,868 and $1,063,702 for 1994, 1993 and
     1992, respectively, and director fees paid by NL to Mr. Simmons in the amount of $17,250 and $18,000 for 1994 and 1993, respectively; and (iii) fees paid by Tremont pursuant to the ISAs with respect to services rendered by Mr. Simmons to Tremont in the amount of $64,000, $46,116 and $85,096 for 1994, 1993 and 1992, respectively, and director fees paid by Tremont to Mr. Simmons in the amount of $17,250 and $18,000 for 1994 and 1993, respectively.

(7) As described in footnote (5), Mr. Timm's Valhi compensation excludes Contran reimbursements for his services pursuant to the Contran/Valhi ISA, which reimbursements were $72,117, $80,770 and $77,886, respectively, for 1994, 1993 and 1992. Mr. Timm's 1994 salary amount includes a reimbursement of $927 for taxes with respect to an accrual for 1993 to an unfunded reserve account for his benefit.

(8) As described in footnote (5), Mr. Montgomery's Valhi compensation excludes Contran reimbursements for his services pursuant to the Contran/Valhi ISA, which reimbursements were $51,682, $50,480 and $52,500, respectively, for 1994, 1993 and 1992.

(9) As described in footnote (5), Mr. Watson's Valhi compensation excludes Contran reimbursements for his services pursuant to the Contran/Valhi ISA, which reimbursements were $42,381, $42,310 and $41,348, respectively, for 1994, 1993 and 1992.

(10) NL and Tremont have paid Mr. Compofelice's compensation since he has been an executive officer of the Company. See APPENDIX A and APPENDIX B for a discussion of Mr. Compofelice's NL and Tremont compensation, respectively.

(11) As described in footnote (5), Mr. Snetzer's Valhi compensation excludes Contran reimbursements for his services pursuant to the Contran/Valhi ISA, which reimbursements were $50,000, $50,000 and $69,230, respectively, for 1994, 1993 and 1992. Mr. Snetzer's 1994 salary amount includes a reimbursement of $1,358 for taxes with respect to an accrual for 1993 to an unfunded reserve account for his benefit.

(12) The dollar value of the reported grants of restricted Valhi Common Stock is based on the last reported sales price per share on the date of grant of Valhi Common Stock as reported by the New York Stock Exchange Composite Tape.

     The total number of shares of restricted Valhi Common Stock awarded in the last three fiscal years to each named executive officer and the aggregate number and value of each named executive officer's holdings of restricted Valhi Common Stock as of December 31, 1994 (at which time the market value was $7.625 per share based on the last reported sales price per share of Valhi Common Stock as reported by the New York Stock Exchange Composite
     Tape) were as follows:


                                                                      Non-Vested                Value of
                                    Total Number of Shares of    Shares of Restricted          Non-Vested
                                     Restricted Valhi Common      Valhi Common Stock    Restricted Valhi Common
                                       Stock Awarded in the              as of                Stock as of
     Named Executive Officer          Last Three Fiscal Years      December 31, 1994        December 31, 1994

 Harold C. Simmons . . . . . . .                   -0-                      -0-                  $     -0-
 William C. Timm . . . . . . . .                25,300                   10,600                     80,825

 J. Thomas Montgomery, Jr. . . .                15,500                    6,300                     48,038

 Steven L. Watson  . . . . . . .                13,100                    5,400                     41,175
 Joseph S. Compofelice . . . . .                   -0-                      -0-                        -0-

 Michael A. Snetzer *  . . . . .                73,000                      -0-                        -0-

[FN]
* In connection with Mr. Snetzer's resignation as an executive officer of Valhi to assume full-time duties as Chairman of the Board and Chief Executive Officer of Medite, the vesting of 28,800 shares of restricted Valhi Common Stock was accelerated to December 30, 1994 by the MD&C Committee.

     The reported shares of restricted Valhi Common Stock vest at a rate of 40% after six months from the date of award, 30% after eighteen months from the date of the award and 30% after 30 months from the date of the award, unless vesting is otherwise accelerated by the MD&C Committee. Dividends on all shares of restricted Valhi Common Stock are paid at the same time and at the same rate as dividends on unrestricted Valhi Common Stock.

(13) On March 30, 1993 and March 10, 1994, stock options were granted to the named executive officers, other than Mr. Compofelice, for the number of shares shown in the table above for 1993 and 1994, respectively. Such options were originally granted with escalating exercise prices based on the yield for five-year U.S. Treasury Notes on the date of grant, less the amount of cash dividends paid per share. Such options were considered variable-priced options under generally accepted accounting principles, which would have required the Company to expense annually the excess of the market value of the underlying shares over the adjusted exercise price of the stock options. On October 26, 1994, a grant of fixed-priced stock options was approved by the MD&C Committee in exchange for the variable-priced options previously granted, which would eliminate any future annual expenses related thereto. The exercise prices for the fixed-priced stock options were set at prices equal to what the exercise prices would have been at the vesting dates of each portion of the original variable-priced stock options, based upon original escalation rates of such stock options and the cash dividend rate at the time of the exchange. The stock options reported in the Summary Compensation Table, other than for Mr. Compofelice, reflect the net stock options attributable to each year indicated with respect to the named executive officers. The stock options reported in the Summary Compensation Table with respect to Mr. Compofelice represent an original grant of a fixed-priced stock option exercisable for Valhi Common Stock. See also " Grants of Stock Options and Stock Appreciation Rights."

(14) All other compensation for the last three years for each of the following named executive officers consisted of contributions to the ESOP, matching contributions pursuant to the Company's Deferred Incentive Plan (the "DIP") and accruals to unfunded reserve accounts payable upon the named executive officer's retirement, the termination of his employment with the Company or to his beneficiaries upon his death, as follows:

                                                                              Unfunded
                                                                               Reserve
                                                    ESOP       Valhi's DIP    Account
        Named Executive Officer           Year  Contribution  Contribution   Accruals        Total


William C. Timm . . . . . . . . . . . .   1994    $ 3,000     $  18,000 *     $   -0-     $ 21,000 *
                                          1993      3,773        13,491        34,236       51,500
                                          1992      2,289         6,546         5,678       14,513
J. Thomas Montgomery, Jr. . . . . . . .   1994      3,000        18,000 *         -0-       21,000 *
                                          1993      3,773        13,491           -0-       17,264
                                          1992      2,200         6,546           -0-        8,746

Steven L. Watson  . . . . . . . . . . .   1994      3,000        18,000 *         -0-       21,000 *
                                          1993      3,600        13,491           -0-       17,091
                                          1992      2,100         6,546           -0-        8,646

Michael A. Snetzer  . . . . . . . . . .   1994      3,000        18,000 *         -0-       21,000 *
                                          1993      3,773        13,491        54,836       72,100
                                          1992      2,289         6,546        16,391       25,226

[FN]
* Pursuant to certain limitations imposed by the Code, the DIP distributed in March 1995 to each of the above named executive officers $4,560 of such officer's $18,000 1994 DIP contribution from Valhi.


     GRANTS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The following table provides information, with respect to the named executive officers, concerning the grant of stock options under the Incentive Plan during 1994. No stock appreciation rights ("SARs") were granted under the Incentive Plan in 1994.

                              OPTION GRANTS IN 1994


                                                         Individual Grants
                               Number of      Percent of                      Market
                                 Shares      Total Options                  Price Per
                               Underlying     Granted to     Exercise or     Share on
                                Options        Employees      Base Price     Date of      Expiration
            Name              Granted (#)      in 1994      Per Share (2)   Grant (3)       Date

Harold C. Simmons . . . . .      -0-           0.00%           n/a             n/a          n/a
William C. Timm . . . . . .   75,000 (4)       3.26%(4)            (4)      $ 6.00     03/10/04 (4)
                              75,000 (5)       3.26%(5)            (5)        6.00     03/30/03 (5)
                              75,000 (6)       3.26%(6)            (6)        5.50     03/10/04 (6)
J. Thomas Montgomery, Jr. .   50,000 (4)       2.17%(4)            (4)        6.00     03/10/04 (4)
                              50,000 (5)       2.17%(5)            (5)        6.00     03/30/03 (5)
                              50,000 (6)       2.17%(6)            (6)        5.50     03/10/04 (6)
Steven L. Watson  . . . . .   40,000 (4)       1.74%(4)            (4)        6.00     03/10/04 (4)
                              40,000 (5)       1.74%(5)            (5)        6.00     03/30/03 (5)
                              40,000 (6)       1.74%(6)            (6)        5.50     03/10/04 (6)

Joseph S. Compofelice . . .   50,000 (8)       2.17%(8)     $ 7.38 (8)        7.38     11/10/04 (8)
Michael A. Snetzer  . . . .  150,000 (4)(9)    6.52%(4)(9)         (4)(9)     6.00     06/30/00 (4)(9)
                             150,000 (5)(9)    6.52%(5)(9)         (5)(9)     6.00     06/30/00 (5)(9)
                             150,000 (6)       6.52%(6)            (6)        5.50     03/10/04 (6)
All stockholders' gain (10)      n/a             n/a           n/a             n/a          n/a

                        Potential Realizable Value
                                    at
                          Assumed Annual Rates of
                          Stock Price Appreciation
                            for Option Term (1)


                                 0%            5%             10%

Harold C. Simmons . .           n/a           n/a             n/a
William C. Timm . . .        $  3,750     $  238,200     $   626,700
                               29,700        258,000         584,250
                                 (7)            (7)             (7)
J. Thomas Montgomery, Jr.       2,500        158,800         417,800
                               19,800        172,000         389,500
                                 (7)            (7)             (7)
Steven L. Watson  . .           2,000        127,040         334,240
                               15,840        137,600         311,600
                                 (7)            (7)             (7)

Joseph S. Compofelice            -0-         232,000         588,000
Michael A. Snetzer  .           7,500        476,400       1,253,400
                               59,400        516,000       1,168,500
                                 (7)            (7)             (7)
All stockholders' gain (10       -0-          561 MM        1,262 MM




[FN]
(1) Pursuant to the rules of the Commission, the amounts under these columns reflect calculations at assumed 0%, 5% and 10% appreciation rates and, therefore, are not intended to forecast future appreciation, if any, of Valhi Common Stock. The potential realizable value to the optionees was computed as the difference between the appreciated value at the expiration dates of the stock options of the Valhi Common Stock into which such stock options are exercisable and the aggregate exercise price of such stock options on such respective dates based on the exercise prices of such stock options on their dates of grant.

     The amount of gain to the optionees is dependent on the amount of increase in the price of Valhi Common Stock, which would benefit all stockholders proportionately. These potentially realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Commission regulations. Actual gains, if any, on stock option exercises are dependent on the future performance of Valhi Common Stock, overall market conditions and the timing of the exercise thereof by each respective optionee. There can be no assurance that the amounts reflected in the table will be achieved.

(2) The exercise price for all the described stock options could have been or can be paid in already owned shares of Valhi Common Stock, provided such tendered shares were held by the optionee for six months.

(3) The market price per share on a stock options' date of grant is equal to the last sales price for Valhi Common Stock as reported on the New York Stock Exchange Composite Tape on such date.

(4) This fixed-price stock option was granted as of October 26, 1994 in exchange for the cancellation of the variable-priced stock option granted to such person on March 10, 1994 (see footnote (6) below). See also
     " Stock Option Repricings" for a more detailed discussion of this cancellation and grant. When this stock option was granted, it was exercisable at exercise prices per share as follows:

                    Percentage of
                 Aggregate Number of
  Exercise       Shares Exercisable      Date on or After
    Price              at Such           Which Such Shares
 per Share *        Exercise Price        are Exercisable

    $5.75                20%            June 30, 1995
    $6.01                20%            March 10, 1996
    $6.29                20%            March 10, 1997
    $6.58                20%            March 10, 1998
    $6.89                20%            March 10, 1999

[FN]
* These exercise prices have subsequently been adjusted by the MD&C Committee pursuant to the Incentive Plan as a result of Valhi's 1995 dividend of all
     of its Tremont common stock (the "Tremont Dividend").   Accordingly, these
     exercise prices are $5.48, $5.72, $5.99, $6.27 and $6.56, respectively, as of the date of this Proxy Statement.

(5) This fixed-price stock option was granted as of October 26, 1994 in exchange for the cancellation of the variable-priced stock option granted to such person on March 30, 1993. See also " Stock Option Repricings" for a more detailed discussion of this cancellation and grant. When this stock option was granted, it was exercisable at exercise prices per share as follows:

                    Percentage of
                 Aggregate Number of
  Exercise       Shares Exercisable      Date on or After
    Price              at Such           Which Such Shares
 per Share *        Exercise Price        are Exercisable

    $5.21                20%            June 30, 1995
    $5.40                20%            June 30, 1995
    $5.60                20%            March 30, 1996
    $5.81                20%            March 30, 1997
    $6.03                20%            March 30, 1998

[FN]

* These exercise prices have subsequently been adjusted by the MD&C Committee pursuant to the Incentive Plan as a result of the Tremont Dividend. Accordingly, these exercise prices are $4.96, $5.14, $5.33, $5.53 and $5.74, respectively, as of the date of this Proxy Statement.

(6) This variable-priced stock option, which was granted on March 10, 1994, has been canceled in exchange for the grant of one of the fixed-priced stock options granted to such person as of October 26, 1994 (see footnote (4) above). See also " Stock Option Repricings" for a more detailed discussion of this cancellation and grant. The initial exercise price of this variable-priced stock option was equal to the $5.50 closing price per share of Valhi Common Stock as reported on the New York Stock Exchange Composite Tape on such stock option's date of grant. The exercise price of this canceled stock option was to be adjusted on each annual anniversary date of its date of grant by an amount equal to 5.91% (the yield on five-year U.S. Treasury Notes on the date of grant) times the initial, or last previously adjusted, exercise price, less the amount of cash dividends paid per share on Valhi Common Stock since the previous adjustment. This stock option was to become exercisable at a rate of 20% on each of the first five anniversary dates of its date of grant. On the date of cancellation, the exercise price per share for this variable-priced stock option was $5.50.

(7) These variable-priced stock options were canceled as of October 26, 1994 and, therefore, have no potentially realizable value. Assuming such variable-priced stock options had not been canceled and that future cash dividends would be paid at a rate equal to Valhi's dividend policy at the date of cancellation of $0.02 per share per calendar quarter, such variable-priced stock options would have had the following potentially realizable values based on the assumed annual rates of stock price appreciation of 0%, 5% and 10% for the term of such stock options (calculated in accordance with footnote (1) above):

                                                                   Potential Realizable Value at
                                                                      Assumed Annual Rates of
                                                                     Stock Price Appreciation
                                                                         for Option Term
                                                 Number of
                                                   Shares
                                                 Underlying
                                                  Options
                      Name                      Granted (#)      0%           5%             10%

William C. Timm . . . . . . . . . . . . . . .     75,000      $  -0-      $  16,500     $   414,750
J. Thomas Montgomery, Jr. . . . . . . . . . .     50,000         -0-         11,000         276,500
Steven L. Watson  . . . . . . . . . . . . . .     40,000         -0-          8,800         221,200
Michael A. Snetzer  . . . . . . . . . . . . .    150,000         -0-         33,000         829,500


(8) This fixed-price stock option is exercisable at the original exercise price for the term of the stock option and becomes exercisable at a rate of 20% on each of the first five anniversary dates of the date of grant. The exercise price of this stock option has subsequently been adjusted to $7.04 per share by the MD&C Committee pursuant to the Incentive Plan as a result
     of the Tremont Dividend.   See also APPENDIX A and APPENDIX B for stock
     options NL and Tremont granted Mr. Compofelice in 1994, which stock options are exercisable into NL common stock and Tremont common stock, respectively.

(9) In connection with Mr. Snetzer's resignation as an executive officer of Valhi to assume full-time duties as Chairman of the Board and Chief Executive Officer of Medite, the MD&C Committee amended this stock option on December 19, 1994 to provide that it would become fully exercisable on June 30, 1995 and expire on June 30, 2000.

(10) The $560,762,000 and $1,261,559,000 amounts shown represent the cumulative increase in value stockholders would receive on all outstanding shares of Valhi Common Stock over a ten-year period at the hypothetical 5% and 10% appreciation rates, respectively, based on the $6.00 per share market value of the 115,004,214 shares of Valhi Common Stock outstanding on October 26, 1994 and the reinvestment of cash dividends paid at a rate equal to Valhi's cash dividend policy on October 26, 1994 of $0.02 per share per calendar
     quarter.   The appreciated value per share on October 26, 2004 would be
     $9.77 and $15.56 at the hypothetical 5% and 10% rates, respectively, assuming such reinvestment of dividends.

     STOCK OPTION EXERCISES AND HOLDINGS. The following table provides information, with respect to the named executive officers, concerning the value of unexercised stock options held as of December 31, 1994. In 1994, no named executive officer exercised any stock options. No SARs have been granted under the Incentive Plan.

                         DECEMBER 31, 1994 OPTION VALUES

                                                   Number of Shares Underlying       Value of Unexercised
                                                      Unexercised Options at         In-the-Money Options
                      Name                            December 31, 1994 (#)        at December 31, 1994 (2)

                                                   Exercisable   Unexercisable    Exercisable   Unexercisable

 Harold C. Simmons (1) . . . . . . . . . . . .         620,000           30,000    $  315,000       $  78,750

 William C. Timm . . . . . . . . . . . . . . .         245,000          205,000       277,500         369,575
 J. Thomas Montgomery, Jr. . . . . . . . . . .         130,000          130,000       165,000         233,050

 Steven L. Watson  . . . . . . . . . . . . . .         134,000          106,000       153,000         191,690

 Joseph S. Compofelice . . . . . . . . . . . .             -0-           50,000           -0-          12,250
 Michael A. Snetzer  . . . . . . . . . . . . .         510,000          390,000       495,000         699,150

[FN]
(1) Pursuant to an agreement between Contran and Valhi, Contran will pay Valhi an amount equal to the market value on the date of exercise of any Valhi Common Stock issued to Harold C. Simmons pursuant to the exercise of stock options granted to Mr. Simmons.

(2) The aggregate amount represents the difference between the exercise price of the individual stock options and the $7.625 per share market value of Valhi Common Stock on December 31, 1994, calculated as the last reported sales price per share as reported on the New York Stock Exchange Composite Tape on such date.

     STOCK OPTION REPRICINGS. The following table provides information, with respect to the named executive officers, concerning stock options that have been repriced in the last ten years. The Company has not granted or repriced any SARs during such period. For a discussion by the MD&C Committee on the reasons for the repricing, see "Report on Executive Compensation."

                           TEN-YEAR OPTION REPRICINGS



                                               Number of
                                               Securities       Market Price of
                                           Underlying Options   Stock at Time of
                                              Repriced or         Repricing or
              Name                 Date         Amended          Amendment (1)

Harold C. Simmons . . . . . . .       n/a           n/a                 n/a
Chairman of the Board,
President and Chief Executive
Officer
William C. Timm . . . . . . . .  10/26/94        75,000              $ 6.00
Vice President-Finance and       10/26/94        75,000                6.00
Treasurer

J. Thomas Montgomery, Jr. . . .  10/26/94        50,000                6.00
Vice President and Controller    10/26/94        50,000                6.00
Steven L. Watson  . . . . . . .  10/26/94        40,000                6.00
Vice President and Secretary     10/26/94        40,000                6.00

Joseph S. Compofelice . . . . .       n/a           n/a                 n/a
Executive Vice President

Michael A. Snetzer  . . . . . .  10/26/94       150,000                6.00
Former President                 10/26/94       150,000                6.00


                                                                  Length of Original
                                                                      Option Term
                                 Exercise Price at               Remaining at Date of
                                 Time of Repricing  New Exercise     Repricing or
              Name                 or Amendment        Price         Amendment (2)

Harold C. Simmons . . . . . . .            n/a           n/a                   n/a
Chairman of the Board,
President and Chief Executive
Officer

William C. Timm . . . . . . . .         $ 5.21(3)            (5)        8.43 years
Vice President-Finance and                5.50(4)            (6)        9.37 years
Treasurer

J. Thomas Montgomery, Jr. . . .           5.21(3)            (5)        8.43 years
Vice President and Controller             5.50(4)            (6)        9.37 years
Steven L. Watson  . . . . . . .           5.21(3)            (5)        8.43 years
Vice President and Secretary              5.50(4)            (6)        9.37 years

Joseph S. Compofelice . . . . .            n/a           n/a                   n/a
Executive Vice President

Michael A. Snetzer  . . . . . .           5.21(3)            (5)        8.43 years
Former President                          5.50(4)            (6)        9.37 years

[FN]
(1) The market price at the time of repricing is based on the closing sales price of Valhi Common Stock on October 26, 1994 as reported on the New York Stock Exchange Composite Tape.

(2)  Calculated on the basis of a 360-day year.

(3) The exercise price of this canceled stock option was to be adjusted on each annual anniversary date of its date of grant by an amount equal to 5.19% (the yield on five-year U.S. Treasury Notes on the date of grant) times the initial, or last previously adjusted, exercise price, less the amount of cash dividends paid per share on Valhi Common Stock since the previous adjustment. On the date of cancellation, the exercise price per share for this stock option was $5.21.

(4) The exercise price of this canceled stock option was to be adjusted as described in footnote (6) to the "Option Grants in 1994" table. See " Grants of Stock Options and Stock Appreciation Rights." On the date of cancellation, the exercise price per share for this stock option was $5.50.

(5) This stock option on its date of grant was exercisable at exercise prices per share as described in footnote (5) to the "Option Grants in
     1994" table.  See "   Grants of Stock Options and Stock Appreciation
     Rights."

(6) This stock option on its date of grant was exercisable at exercise prices per share as described in footnote (4) to the "Option Grants in 1994"
     table.  See "   Grants of Stock Options and Stock Appreciation Rights."



     PENSION PLAN. The Company's Pension Plan (the "Pension Plan") is a plan qualified under the Code that provides for a defined benefit upon retirement to eligible and participating employees of Valhi and certain related companies. Under the terms of the Pension Plan, the defined benefit for a participant is formulated on the basis of a straight life annuity determined by the amount of a participant's earnings for each year and the number of years of service credited to such individual. A one-time cost of living adjustment was granted to active participants for plan year 1994. This adjustment provided for the substitution of a participants' 1994 earnings for that of prior years in calculating the benefit earned for past service under the plan. The compensation eligible to be utilized for purposes of the Pension Plan formula includes the annual salary and cash bonus amounts paid directly by Valhi, including the amount thereof reimbursed by Contran pursuant to the Contran/Valhi ISA. See "Compensation of
Directors and Executive Officers and Other Information   Summary of Cash and
Certain Other Compensation of Executive Officers."

     The following table lists annual benefits under the Pension Plan for the average annual earnings and years of credited service shown for a participant retiring at the normal retirement age of 65. There is no provision under the

Pension Plan providing for benefit reductions for Social Security payments received by a participant after retirement. Annual compensation for benefit determination purposes under the Pension Plan for 1994 does not take into account a participant's annual earnings in excess of $150,000. As a result, the compensation eligible to be utilized for purposes of the Pension Plan formula only includes $150,000 of the salary and bonus of the named executive officers
as disclosed in the "Summary Compensation Table."    A participant does not
accrue additional benefits under the Pension Plan after thirty years of credited service.

                                                          Years of Credited Service

      Average Annual
         Earnings                        5                   10                 20                 30

          $ 80,000 . . . . . . .       $ 5,333            $ 10,667            $ 21,334           $ 32,001

           100,000 . . . . . . .         7,083              14,167              28,334             42,501

           120,000 . . . . . . .         8,833              17,667              35,334             53,001
           140,000 . . . . . . .        10,583              21,167              42,334             63,501

           150,000 . . . . . . .        11,458              22,917              45,834             68,751

     As of December 31, 1994, William C. Timm, J. Thomas Montgomery, Jr., Steven
L. Watson, and Michael A. Snetzer were credited with 13 years, 13 years, 14 years and 17 years, respectively, of benefit service to Valhi under the Pension Plan. Harold C. Simmons and Joseph S. Compofelice are not employees of Valhi and, therefore, do not participate in the Pension Plan. Other than as described in the Summary Compensation Table above and its related footnotes, none of the executive officers or directors of Valhi participate in any supplementary nonqualified plans that pay benefits in excess of the above limits.

SECTION 16(A) COMPLIANCE

     Section 16(a) of the Exchange Act requires Valhi's executive officers, directors and persons who own more than 10% of a registered class of Valhi's equity securities to file reports of ownership with the Commission, the New York Stock Exchange, Inc. and Valhi. Based solely on the review of the copies of such forms received, Valhi believes that for 1994 its executive officers, directors and 10% stockholders complied with all applicable filing requirements under Section 16(a).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1994, Harold C. Simmons (Valhi's Chief Executive Officer), J. Walter Tucker, Jr. (a non-employee director of Valhi) and the MD&C Committee deliberated on Valhi executive officer compensation. The MD&C committee is currently comprised of Arthur H. Bilger, Norman S. Edelcup and Robert J. Frame, all non-employee directors of Valhi. Of those persons who deliberated on Valhi executive officer compensation at any time in 1994, only Mr. Simmons was an executive officer of Valhi or any of its subsidiaries.

     Mr. Simmons deliberated also on the compensation of the executive officers of certain entities controlled by or affiliated with him. Other than Mr. Simmons, no Valhi executive officer deliberated on the compensation of executive officers of another entity (as a member of the other entity's compensation committee, board of directors or otherwise), one of whose executive officers deliberated on the compensation of Valhi's executive officers (as member of the MD&C Committee, the Board of Directors or otherwise).

     RELATIONSHIPS WITH RELATED PARTIES.

     As set forth under the caption "Security Ownership," Harold C. Simmons, through Contran, may be deemed to control the Company. The Company and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held minority equity interest in another related party. While no transactions of the type described above are planned or proposed with respect to the Company (except as otherwise set forth in this Proxy Statement), the Company continuously considers, reviews and evaluates, and understands that Contran and related entities consider, review and evaluate such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that the Company might be a party to one or more of such transactions in the future. In connection with these activities the Company may consider issuing additional equity securities or incurring additional indebtedness. The Company's acquisition activities have in the past and may in the future include participation in the acquisition or restructuring activities conducted by other companies that may be deemed to be controlled by Mr. Simmons. It is the policy of the Company to engage in transactions with related parties on terms, in the opinion of the Company, no less favorable to the Company than could be obtained from unrelated parties.

     Each of the executive officers of Valhi is also currently serving as an executive officer of certain other companies related to Valhi and it is expected that each will continue to do so in 1995. Such management interrelationships and intercorporate relationships may lead to possible conflicts of interest. These possible conflicts may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have adverse interests.

     No specific procedures are in place that govern the treatment of transactions among the Company and its related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.

                        REPORT ON EXECUTIVE COMPENSATION

     During 1994, matters regarding compensation of the Company's executive officers (other than Joseph S. Compofelice) were administered by the Company's Chief Executive Officer (the "CEO"), the Non-Employee Directors and the MD&C Committee. This report is submitted by such individuals in their respective capacities, as set forth below. Mr. Compofelice's compensation was determined by NL and Tremont. See APPENDICES A and B to this Proxy Statement for a discussion of Mr. Compofelice's compensation.

     The Board of Directors, with directors other than Non-Employee Directors abstaining, considered and approved the terms of the Contran/Valhi ISA, pursuant to which the services of Harold C. Simmons, the Company's Chairman of the Board, President and CEO, and Glenn R. Simmons, the Company's Vice Chairman of the Board, were provided. The CEO, considering recommendations of management, determined the cash compensation paid to the Company's employees, including the Company's other executive officers, and made recommendations to the MD&C Committee with respect to awards of restricted stock and grants of stock options. The MD&C Committee, which is comprised solely of Non-Employee Directors, reviewed and approved the grants of stock options to the Company's executive officers and other employees pursuant to the Incentive Plan.

     It is the Company's policy that employee compensation, including compensation to executive officers, be at a level that allows the Company to attract, retain, motivate and reward individuals at the level of training, experience and ability required to adequately manage the Company and its businesses. It is also the Company's policy that a significant portion of any incentive compensation paid be related to the performance of the Company's equity securities and have a commonality of interest with the stockholders of the Company, which objectives are met through the grant of stock options and/or award of restricted stock, since the value of each is directly dependent on the future value of the Company's equity securities.

     The CEO either does not participate in the Company's compensation and employee benefit plans or the cost of such participation is reimbursed to the Company by Contran. The amount of the fee paid by the Company under the Contran/Valhi ISA with respect to the CEO represents, in the view of the Board of Directors, the reasonable equivalent of "compensation" for such position considering the CEO's unique experience and knowledge. In making such determination, the Board of Directors also considered the significant role the CEO has in establishing the Company's policies and directing strategic transactions involving the Company and its subsidiaries. Additionally, the Board of Directors took into account the Company's historical financial performance. No specific formulas, guidelines or comparable positions were considered in determining the amount of such fee, nor was there any specific relationship between the Company's current or future performance and the level of such fee.

     The compensation of the Company's executive officers, other than the CEO, consists primarily of base salary and incentive compensation. Incentive compensation consists of bonuses, in the form of cash and/or awards of restricted stock and grants of stock options. The CEO may be deemed to control approximately 91% of the outstanding Valhi Common Stock and as such is considered an effective stockholder advocate in matters concerning executive compensation, other than his own.

     Base salaries for all salaried employees, including executive officers of the Company, have been established on a position-by-position basis. Annual internal reviews of salary levels are conducted by the Company's management in an attempt to rank base salary and job value of each position. The ranges of salaries for comparable positions considered by management were based upon management's general business knowledge and no specific survey, study or other analytical process was utilized to determine such ranges. Additionally, no specific companies' or groups of companies' compensation were compared with that of the Company, nor was an attempt made to identify or otherwise quantify the compensation paid by the companies that served as a basis for such individuals' general business knowledge. Base salary levels are generally not increased except in instances of (i) promotions, (ii) increases in responsibility or (iii) unwarranted discrepancies between job value and the corresponding base salary. The Company considers across-the-board base salary increases from time to time when competitive factors so warrant. All of management's recommendations with respect to base salaries for executive officers of the Company are submitted to the CEO for modification and/or approval in his best business judgment. Prior year-to-year fluctuations in the portion of base salaries applicable to the Company with respect to its executive officers were partly a result of changes in the amount of time estimated to be spent by each such officer on behalf of Contran and the Company and the resulting changes in allocations under the Contran/Valhi ISA.

     A significant portion of an executive's total compensation has historically been in the form of incentive compensation that is "at risk." The Company's practice has been to provide for greater percentages of such "at risk" compensation at higher levels of responsibility. Annual bonuses have been paid in the form of cash and/or awards of restricted stock. The aggregate amount of each executive's bonus has been based upon the recommendation of management as modified and/or approved by the CEO in his best business judgment. Annual performance reviews are an important factor in determining management's recommendation, which is primarily based on each executive's individual performance and to a lesser extent on the Company's overall performance. Individual performance is typically measured by the ability an executive demonstrates in performing, in a timely and cost efficient manner, the functions of his position, including routine corporate activities and the development and implementation of strategic transactions and policies. Additionally, an executive's sustained performance, experience and potential for growth are assessed. No specific financial or budget tests were applied in the measurement of individual performance. The Company's overall performance is typically measured by the Company's historical financial results and the level of success with respect to the development and implementation of strategic transactions.
No specific overall performance measures were utilized and there is no specific relationship between overall performance measures and an executive's incentive compensation. The management of the Company, including the CEO, determined that pre-set guidelines with respect to incentive compensation for the Company's executive officers, including guidelines adopted in 1994, were not entirely responsive to all of the considerations believed to be appropriate in determining the amount of incentive compensation paid by the Company and, therefore, based their recommendations on the above factors at the time such compensation was determined. Additionally, there was no specific weighing of the factors considered in the determination of incentive compensation paid to executive officers. No awards of restricted stock were made to the Company's executive officers in 1994, based upon the CEO's individual business judgment after considering recommendations by management and the aggregate amount of incentive compensation, including prior grants of stock options.

     Stock options are a significant element of the Company's incentive compensation program. Stock options provide a commonality of interest with the stockholders of the Company in that the value of such options depends entirely on the appreciation of the stock into which the options are exercisable. Therefore, unless the price of the Company's equity securities increases over the term of the stock options, such portion of an employee's aggregate compensation will have no value. In approving the grant of stock options to the Company's executive officers and other employees, the MD&C Committee considered the above policies and factors, the level of cash compensation paid to each individual and the recommendation of the CEO, which was based upon the CEO's individual business judgment. The MD&C Committee also considered the number of stock options already outstanding in granting new stock options. No stock options were granted to the CEO in 1994.

     Stock options were originally granted in 1993 and 1994 with escalating exercise prices based on the yield for five-year U.S. Treasury Notes on the date of grant, less the amount of cash dividends paid per share. Such options were considered variable-priced options under generally accepted accounting principles, and accordingly required continued adjustment of recorded compensation expense based upon changes in the market value of the underlying shares. During 1994, the management of the Company recommended, and the MD&C Committee approved, the grant of fixed-priced stock options in exchange for the variable-priced stock options, which would eliminate any expense related to future changes in the market price of the underlying securities. The exercise prices for the fixed-priced stock options were set at prices equal to what the exercise prices would have been at the vesting dates of each portion of the original variable-priced stock options, based upon original escalation rates and the cash dividend rate at the time of the exchange. See "Compensation of
Directors and Executive Officers and Other Information   Stock Option
Repricings."

     Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the company's chief executive officer and four other most highly compensated executive officers. It is the Company's policy to structure the performance-based portion of the compensation of its executive officers in a manner that allows the Company to deduct fully such compensation.

     The foregoing report is submitted by the following individuals in the capacities indicated:

ARTHUR H. BILGER                       NORMAN S. EDELCUP
Non-Employee Director  and member      Non-Employee Director  and member
of the MD&C Committee                  of the MD&C Committee

ROBERT J. FRAME
Non-Employee Director and member
of the MD&C Committee

J. WALTER TUCKER, JR.                  HAROLD C. SIMMONS
Non-Employee Director                  Chief Executive Officer



                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return on Valhi Common Stock against the cumulative total return of the S & P Composite 500 Stock Index and the S & P Conglomerate Index for the period of five fiscal years commencing December 31, 1989 and ending December 31, 1994. The graph shows the value at December 31 of each year assuming an original investment of $100 and reinvestment of dividends to stockholders.



(performance graph goes here)


                               1989          1990           1991          1992         1993           1994

 VALHI, INC. . . . . . .        $100           $28          $  32        $  30         $  30         $  47
 S&P 500 . . . . . . . .         100            97            126          136           150           152
 S&P CONGLOMERATE  . . .         100            84             91          112           149           141


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIPS WITH RELATED PARTIES

     The Company and other entities that may be deemed to be controlled by or affiliated with Harold C. Simmons sometimes engage in certain transactions that have involved both related and unrelated parties. Each of the executive officers of Valhi is also currently serving as an executive officer of certain other companies related to Valhi and it is expected that each will continue to do so in 1995. See "Compensation of Directors and Executive Officers and Other
Information   Compensation Committee Interlocks and Insider Participation
Relationships with Related Parties," for a further discussion on these transactions or these management interrelationships and intercorporate relationships.

CONTRACTUAL ARRANGEMENTS

     INTERCORPORATE SERVICES AGREEMENTS. The Contran/Valhi ISA provides that Contran will render or provide for certain management, administrative and aircraft maintenance services to the Company and that the Company will render certain management and administrative services to Contran. The Company paid Contran net fees of $244,000 for services rendered under the Contran/Valhi ISA in 1994, which represented $1,402,000 for services rendered by Contran to the Company less $1,158,000 for services rendered by the Company to Contran. In addition, Contran and the Company reimbursed each other for out-of-pocket costs incurred in rendering such services. The ISAs between Contran and NL and Tremont, respectively, provide that Contran will make available the services of Harold C. Simmons to NL and Tremont. NL and Tremont paid Contran fees of $380,000 and $64,000, respectively, for such services rendered in 1994. The ISAs between Contran and Valhi, NL and Tremont, respectively, provide for their extension on a quarter-to-quarter basis, subject to termination upon thirty days advance notice by either party and their amendment by mutual agreement.

     SUBSIDIARY RELATIONSHIPS. NL and Tremont are parties to certain additional agreements with related entities as set forth in APPENDICES A and B to this Proxy Statement.

                      CERTAIN LITIGATION AND OTHER MATTERS

     In November 1991, a purported derivative complaint was filed in the Court of Chancery of the State of Delaware, New Castle County (Alan Russell Kahn v. Tremont Corporation, et al., No. 12339), in connection with Tremont's agreement to purchase 7.8 million shares of NL Common Stock from Valhi (the "NL Stock Purchase"). In addition to Valhi, the complaint names as defendants Tremont and the members of Tremont's board of directors, including Harold C. Simmons, Glenn
R. Simmons and Michael A. Snetzer. The complaint alleges, among other things, that the NL Stock Purchase constitutes a waste of Tremont's assets and that Tremont's board of directors breached its fiduciary duties to Tremont's public stockholders and seeks, among other things, to rescind Tremont's consummation of the NL Stock Purchase and award damages to Tremont for injuries allegedly suffered as a result of the defendants' wrongful conduct. Valhi believes, and understands that the other defendants believe, that the action is without merit. Valhi has denied, and understands that the other defendants have denied, all allegations of wrongdoing and liability, and intends to defend this action vigorously. A trial in this matter is scheduled to begin in May 1995.

                                  OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Coopers & Lybrand, L.L.P served as the Company's primary independent public accountants for the year ended December 31, 1994 and is expected to be considered for appointment as such for the year ended December 31, 1995. Representatives of Coopers & Lybrand, L.L.P are expected to attend the Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                     STOCKHOLDER PROPOSALS FOR 1996 MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual stockholder meetings, consistent with rules adopted by the Commission. Such proposals must be received by the Company not later than December 12, 1995 to be considered for inclusion in the proxy statement and form of proxy relating to the 1996 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                         1994 ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the Commission, is included as part of the Annual Report mailed to the Company's stockholders with this Proxy Statement. Copies of such Annual Report may be obtained without charge by writing: Corporate Secretary, Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                                   APPENDICES

     Annexed to this Proxy Statement as APPENDIX A and APPENDIX B are descriptions of the compensation NL and Tremont paid, respectively, to Joseph S. Compofelice, an executive officer of Valhi and information with respect to certain related party transactions involving NL and Tremont, respectively.



                                   VALHI, INC.



                                   Dallas, Texas
                                   March 31, 1995

APPENDIX A

COMPENSATION PAID BY NL INDUSTRIES, INC.
TO JOSEPH S. COMPOFELICE AND RELATED ISSUES


     The information provided in this Appendix A is based on information provided in the NL Proxy Statement for NL's Annual Meeting of Shareholders to be held on May 3, 1995 (the "NL Proxy Statement").


     SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION PAID BY NL TO JOSEPH S. COMPOFELICE. The NL Summary Compensation Table set forth below provides information concerning annual and long-term compensation paid or accrued by NL to or on behalf of Joseph S. Compofelice for services rendered to Valhi and NL during 1994. During 1994, Mr. Compofelice's compensation was paid by NL and Tremont. See APPENDIX B to this Proxy Statement for a discussion of Mr. Compofelice's Tremont compensation.

                          NL SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                                             Compensation (1)

                                                Annual Compensation (1)           Awards
                                                                                  Shares
               Name and                                                         Underlying        All Other
      Principal Position with NL       Year      Salary         Bonus         Options (#) (2)    Compensation

Joseph S. Compofelice (3).  . . . . .  1994   $ 166,856(3)  $ 250,300 (3)         125,000          $ 9,950(4)
Vice President and Chief Financial
Officer

[FN]
(1) NL made no other annual compensation payments, restricted stock awards or payouts pursuant to long-term incentive plans to Mr. Compofelice during 1994. Therefore, the columns for such compensation have been omitted.

(2)  The amount shown in this column represents shares of NL Common Stock.

(3) Mr. Compofelice commenced serving as an executive officer of NL and Tremont in February 1994 and as an executive officer of Valhi in July 1994. He was compensated directly by NL and Tremont for services to such companies in 1994. NL expects to be reimbursed by Valhi for Valhi's portion of Mr. Compofelice's salary earned for services attributable to Valhi. Amounts paid in 1994 by NL to Mr. Compofelice that are expected to be reimbursed by Valhi are included in the table above. Mr. Compofelice is expected to continue to serve as an executive officer of NL, Tremont and Valhi in 1995 and to be compensated directly by NL and Tremont, respectively, for services as an executive officer of each of such companies. NL expects that Valhi will reimburse NL for Valhi's portion of Mr. Compofelice's salary for services attributable to Valhi in 1995. Mr. Compofelice is expected to continue to devote approximately one-half of his working time to his duties as Vice President and Chief Financial Officer of NL.

(4) All other compensation paid by NL for 1994 to Mr. Compofelice consisted of contributions by NL of $9,000 to Mr. Compofelice's account under the NL Savings Plan and term life insurance premiums of $950 paid by NL for the benefit of Mr. Compofelice.

     GRANTS OF NL STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The following table provides information with respect to Mr. Compofelice concerning the grant of stock options exercisable for NL Common Stock under the 1989 Long Term Performance Incentive Plan of NL Industries, Inc. (the "NL Incentive Plan") during 1994. No stock appreciation rights were granted under the NL Incentive Plan in 1994.

                              OPTION GRANTS IN 1994

                                                                                    Potential Realizable Value at
                                                                                       Assumed Annual Rates of
                                                                                     Stock Price Appreciation of
                                                                                           NL Common Stock
                                              Individual Grants                          for Option Term (1)
                             Number of
                           Shares of NL    Percent of
                           Common Stock   Total Options
                            Underlying    Granted to NL  Exercise or
                              Options      Employeesin   Base Price    Expiration
           Name            Granted (#)        1994        Per Share      Date             5%             10%

Joseph S. Compofelice .     125,000(2)       18.6%       $ 8.6875      02/16/04          $ 682,500   $ 1,713,250


[FN]
(1) Pursuant to the rules of the Commission, the amounts under these columns reflect calculations at assumed 5% and 10% appreciation rates and, therefore, are not intended to forecast future appreciation, if any, of NL Common Stock. The potential realizable value to Mr. Compofelice was computed as the difference between the appreciated value at the end of the ten-year term of the stock option of the NL Common Stock into which such stock option is exercisable and the aggregate exercise price of such stock option on such date. The appreciated value per share at the end of the ten-year term would be $14.15 and $22.53 at the 5% and 10% rates, respectively.

     The amount of gain to Mr. Compofelice is dependent on the amount of increase in the price of NL Common Stock, which would benefit all NL shareholders proportionately. These potentially realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Commission regulations. Actual gains, if any, on stock option exercises are dependent on the future performance of NL Common Stock, overall market conditions and the timing of the exercise thereof by Mr. Compofelice. There can be no assurance that the amounts reflected in the table will be achieved.

(2) This stock option is exercisable for shares of NL Common Stock. This stock option was granted as of February 16, 1994 under the NL Incentive Plan with an exercise price per share that was the mean of the high and the low sales prices on the date of grant of NL Common Stock as reported by the New York Stock Exchange Composite Tape. This stock option vests over five years from the date of grant at a rate of 40% on the second anniversary of the date of grant and 20% on each of the next three succeeding anniversary dates. This stock option expires on the tenth anniversary of the date of grant.

     NL STOCK OPTION EXERCISES AND NL HOLDINGS. The following table provides information, with respect to Joseph S. Compofelice concerning the value of unexercised NL stock options held by him as of December 31, 1994. Mr.
Compofelice did not exercise any NL stock options in 1994.   In addition, no
stock appreciation rights have been granted under the NL Incentive Plan.

                         DECEMBER 31, 1994 OPTION VALUES

                                              Number of Shares Underlying           Value of Unexercised
                                                 Unexercised Options at             In-the-Money Options
                   Name                          December 31, 1994 (#)            at December 31, 1994 (1)

                                             Exercisable     Unexercisable     Exercisable     Unexercisable
 Joseph S. Compofelice . . . . . . . . .           -0-           125,000       $     -0-       $    492,188

[FN]
(1) The aggregate amount represents the difference between the exercise price of Mr. Compofelice's stock options and the $12.625 per share market value of NL Common Stock on December 31, 1994, calculated as the last reported sales price per share as reported on the New York Stock Exchange Composite Tape on such date.

     NL PENSION PLAN. The Retirement Plan of NL Industries, Inc. for its U.S. employees (the "NL Pension Plan") provides lifetime retirement benefits to eligible employees. In the case of salaried employees, an employee who is a least 21 years of age becomes eligible to participate in the NL Pension Plan if he or she has completed at least five months of service (as defined in the NL Pension Plan) in a specified twelve-month period. Annually the NL board of directors establishes, in its discretion, the amount of an employee's annual pension benefit for the year based primarily on the employee's total annual base salary and bonus paid pursuant to the NL Industries, Inc. Share In Performance Incentive Plan (the "NL Variable Compensation Plan") for that year and NL's financial performance in relationship to its annual operation plan for the previous year. To the extent that the minimum, target, or maximum level of the operation income performance is achieved under the NL Variable Compensation Plan, the employee earns an annual benefit equal to 1%, 2% or 3%, respectively, of such employee's total base salary and bonus. See " NL Compensation
Committee Report on Executive Compensation   Variable Compensation Plan."  Such
pension benefits are payable upon retirement and attainment of ages specified in the NL Pension Plan. The NL Pension Plan covers Mr. Compofelice. No amounts were paid or distributed to Mr. Compofelice in 1994. The estimated accrued annual benefits payable upon retirement at normal retirement age for Mr. Compofelice is $1,341.

     NL EMPLOYMENT AGREEMENT WITH MR. COMPOFELICE. In connection with Mr. Compofelice's employment with NL in February 1994, NL's Management Development and Compensation Committee approved the terms of an executive severance agreement with Mr. Compofelice that provides that Mr. Compofelice's employment with NL may be terminated at any time by action of NL's board of directors. The executive severance agreement also provides that the following payments shall be made to Mr. Compofelice in the event Mr. Compofelice's employment with NL is terminated by NL without cause (as defined in the agreement) or Mr. Compofelice terminates his employment with NL for good reason (as defined in the agreement):
(i) the greater of two times Mr. Compofelice's annual base salary plus target bonus (which shall not be less that the amount of his annual salary) or two times Mr. Compofelice's actual salary and bonus for the two years prior to termination; (ii) accrued salary and bonus through the date of termination;
(iii) an amount in cash or NL Common Stock equal to the fair market value of outstanding NL stock options and unvested NL restricted stock granted to Mr. Compofelice; (iv) an amount equal to unvested NL contributions together with an amount equal to NL's matching contributions to Mr. Compofelice's account under the NL Savings Plan for a period of two years; (v) an amount equal to the vested and unvested portions of Mr. Compofelice's account under the Supplemental Executive Retirement Plan for Executives and Officers of NL Industries, Inc.; and (vi) certain other benefits. This agreement is automatically extended for one-year terms commencing each January 1, unless NL and Mr. Compofelice agree otherwise in writing.

CERTAIN NL RELATIONSHIPS AND TRANSACTIONS

     TREMONT REGISTRATION RIGHTS AGREEMENT. In connection with the December 1991 purchase by Tremont of 7.8 million shares of NL Common Stock from Valhi, NL entered into a Registration Rights Agreement pursuant to which Tremont received certain registration rights with respect to the purchased shares. Unless all registration rights are exercised earlier, such agreement expires in December 2001.

     INSURANCE SHARING AGREEMENT. An indirect insurance subsidiary of Tremont has assumed the obligation of the issuer of certain reinsurance contracts that relate to primary insurance policies issued by a third-party insurance company in favor of Tremont and NL. NL and the Tremont insurance subsidiary are parties to an insurance sharing agreement with respect to such reinsurance contracts (the "Insurance Sharing Agreement"). Under the terms of the Insurance Sharing Agreement, NL is to reimburse the Tremont insurance subsidiary with respect to certain loss payments and reserves established by such Tremont subsidiary that
(a) arise out of claims against NL and its subsidiaries (the "NL Liabilities") and (b) are subject to payment by such Tremont subsidiary under its reinsurance contracts with the third-party insurance company. Also pursuant to the Insurance Sharing Agreement, the Tremont insurance subsidiary is to credit NL with respect to certain underwriting profits or recoveries that such Tremont subsidiary receives from independent reinsurers that relate to the NL Liabilities. As of December 31, 1994, NL had current accounts payable to such Tremont subsidiary of approximately $4.8 million with respect to such agreement.

     OTHER CERTAIN NL RELATIONSHIPS AND TRANSACTIONS. For a discussion of certain other NL relationships and transactions, see
"Certain Relationships and Transactions" in the Proxy Statement and APPENDIX B to this Proxy Statement.

NL COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report is the same as the one that appears in the NL Proxy Statement. Accordingly, capitalized terms that appear in the following report have the same meanings given to such terms as in the NL Proxy Statement. Cross references appearing in the following report refer to sections of the NL Proxy Statement. A copy of the NL Proxy Statement can be obtained without charge by writing: Investor Relations Department, NL Industries, Inc., 16825 Northchase Drive, Suite 1200, Houston, Texas 77060.

     The Company's Management Development and Compensation Committee (the "Committee") consists of individuals who are neither officers nor employees of the Company or its subsidiaries and who are not eligible to participate in any of the employee benefit plans the Committee administers.

     The Committee reviews and recommends executive officer compensation policies and practices. The Committee is responsible for reviewing and approving all compensation actions, including stock-based compensation, involving the Company's executive officers. However, in connection with the Chief Executive Officer, compensation other than stock-based compensation is approved by the Board of Directors after recommendation by the Committee.

     The Company's compensation system with respect to its executive officers, including the CEO, consists of three primary components: base salary, annual variable compensation pursuant to the Variable Compensation Plan and the grant of stock options, restricted stock, and stock appreciation rights pursuant to the Incentive Plan. Through the use of the foregoing components, the Committee seeks to achieve a balanced compensation package that will attract and retain high quality key executives, appropriately reflect each such executive officer's individual performance and contributions, and provide further incentives to such officers to maximize annual operating performance and long-term shareholder value.

     The Committee intends to continue to study the new $1 million cap on deductible executive compensation promulgated by the Revenue Reconciliation Act of 1993 to determine the effect of such cap on the Company's current compensation and employee benefit plans and whether any recommendations should be proposed to the Board in connection with such deductibility cap.

BASE SALARIES

     The Committee reviews recommendations of the CEO regarding base salaries for executive officers. Such reviews occur no more frequently than annually. The annual base salaries of the executive officers, including the CEO, were not increased in 1994 and remained at 1992 or earlier levels in view of, among other things, the Company's overall earnings and stock market performance. When recommendations regarding changes in base salary levels are made by the CEO, the Committee reviews them and may take such actions, including any modifications, as it deems appropriate. These recommendations are based primarily on past and potential future individual performance and contributions and also on data regarding companies employing executives in positions similar to those whose salaries are being reviewed, both inside and outside of the chemicals industry (which may include companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as the Company, or where the executive in question has similar responsibilities.

VARIABLE COMPENSATION PLAN

     Awards under the Variable Compensation Plan constitute a significant portion of an executive's potential annual cash compensation (between 0% and 150% of base salary for the CEO and the executive officers). Awards are based primarily on achieving annual pre-determined operating income goals and secondarily, with respect to certain of the executive officers, on individual performance. The Company's management makes recommendations to the Board regarding the operating income plan for the year after reviewing market conditions and the Company's operations, competitive position, marketing opportunities, and strategies for maximizing financial performance. The Board approves this recommendation with any modifications it deems appropriate. Based on the operating income plan for the year, the Committee sets the Company's operating income goals at three levels which are designed to help focus the executives' attention on achieving superior annual operating results in light of existing conditions: a threshold level, which is the minimum operating income level for any award to be made under the Variable Compensation Plan (the "Minimum Level"), a target level (the "Target Level"), and a maximum level (the "Maximum Level").

     The Variable Compensation Plan, in combination with base salary, is designed to result in executive officers and other eligible participants receiving annual cash compensation below competitive compensation levels if the Minimum Level is not achieved. The Company achieved the Minimum Level under the Variable Compensation Plan in 1990, the Target Level in 1991, the Maximum Level in 1992, and the Maximum Level in 1994. The Company failed to achieve the Minimum Level in 1993.

     Pursuant to the Variable Compensation Plan, if operating income is below the Minimum Level, no variable compensation is paid except at the discretion of the Committee. If the Minimum Level is met, executive officers are eligible to receive variable compensation payments that in 1994 ranged between 17% and 50% of base salary, depending on the executive. If the Target Level is reached, the range of variable compensation payments is higher, and in 1994 ranged between 27% and 100% of base salary, depending on the executive. If the Maximum Level is reached or exceeded, executives are eligible to receive the highest variable compensation payments, and in 1994 the range of payments for which executive were eligible was between 42% and 150% of base salary, depending on the executive. The Committee has the authority to award other bonuses if the Company's operating income falls between the Minimum, Target and Maximum Levels, and to award other bonuses as the Committee deems appropriate from time to time. With respect to 1994, in view of the Company's achievement of operating income above the Maximum Level, the Committee or the Board, as appropriate, approved Maximum Level payments under the Variable Compensation Plan to the executive officers, including the CEO. The awards made for 1994 together with the awards for 1993 and 1992 to the CEO and the four other highest paid executive officers under the Variable Compensation Plan are reported in the bonus column in the Summary Compensation Table set forth above.

     In addition, target levels for operating income performance are utilized by the Committee and the Board, as applicable, for determining the contributions, if any, by the Company to the accounts of eligible participants, including the CEO and the executive officers, under the Savings Plan, the Pension Plan, and the SERP. See "Pension Plan" above.

STOCK-BASED COMPENSATION

     The Incentive Plan further supports the goal of the Committee to maximize long-term shareholder value by providing for stock-based compensation, the value of which is directly related to increases in shareholder value. Stock option grants, in particular, are considered an essential and significant element of the Company's total compensation package for the CEO and the other executive officers of the Company. The Committee believes that compensation linked to stock price performance helps focus the executives' attention on management of the Company from the shareholders' perspective.

     Option grants are intended to provide incentives to increase shareholder value in the future and to reward past performance by the executive. Annually, the Committee reviews recommendations by the CEO regarding option grants to executive officers other than the CEO. Options are granted to executive officers, including the CEO, in the Committee's discretion based on a subjective evaluation regarding each executive's performance and responsibilities. In 1994 the Committee did not base its determination regarding the number of options granted to each executive officer, including the CEO, on the amount and terms of options already held by such officers. Grants made in 1994 are reported in the Option Grants in Last Fiscal Year Table set forth above.

     To help assure a focus on long-term creation of shareholder value, the Committee grants ten year options, which vest 40%, 60%, 80% and 100% on the second, third, fourth and fifth anniversary dates of the date of grant, respectively. In addition, to further provide incentives for increasing shareholder value, in 1994 the Committee determined that options to certain company officers, including executive officers, would be granted in three exercise price tranches. One-third of the options granted to such individuals in 1994 are exercisable at the fair market value of the Common Stock on the date of grant. The remaining two-thirds of the options are exercisable at levels that are above the market price on the date of grant.

     In 1994, the Committee approved grants of restricted stock to four of the Company's executive officers based on the Committee's subjective evaluation of the contributions made and to be made by each such officer. The shares of restricted stock granted vest in three equal tranches six, twelve and twenty-four months, respectively, from the date of grant. See the Summary Compensation Table above. Although permitted under the Incentive Plan, the Committee did not make or recommend any grants of stock appreciation rights or equity-based awards other than options and restricted stock in 1994.

     To encourage growth in shareholder value, the Committee believes that executives who are in a position to make a substantial contribution to the long-term success of the Company should have a significant stake in its ongoing success. In 1993, the Committee established the following voluntary goals for minimum Common Stock ownership for executive officers to encourage executives to build their Common Stock ownership. Executives are encouraged to achieve these ownership goals over the next three to five years. The table also shows the year-end market value of the actual share ownership (excluding unexercised options and shares of restricted Common Stock as to which restrictions have not lapsed) as a multiple of 1994 base salary.

                                                                        Year-End Market Value of Share
                                                                    Ownership as a Multiple of Base Salary

                                                                     Actual                         Goal

 President and Chief Executive Officer . . . . . . . . . . . .          1.5X                          4X
 Executive Vice President  . . . . . . . . . . . . . . . . . .           .9X                          3X

 Vice Presidents:          Chief Financial Officer . . . . . .          1.5X                          3X

                           Controller  . . . . . . . . . . . .          1.7X                          2X
                           General Counsel . . . . . . . . . .          1.5X                          2X

                           Treasurer . . . . . . . . . . . . .          1.7X                          2X

     The foregoing report on executive compensation has been furnished by the Company's Management Development and Compensation Committee of the Board of Directors.

                    Mr. Kenneth R. Peak (Chairman)
                    General Thomas P. Stafford
                    Admiral Elmo R. Zumwalt, Jr.
APPENDIX B

COMPENSATION PAID BY TREMONT CORPORATION
TO JOSEPH S. COMPOFELICE AND RELATED ISSUES


     The information provided in this Appendix B is based on information provided in the Tremont Proxy Statement for Tremont's Annual Meeting of Shareholders to be held on May 2, 1995 (the "Tremont Proxy Statement").


     SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION PAID BY TREMONT TO JOSEPH S. COMPOFELICE. The Tremont Summary Compensation Table set forth below provides information concerning annual and long-term compensation paid or accrued by Tremont to or on behalf of Joseph S. Compofelice for services rendered to Valhi and Tremont during 1994. During 1994, Mr. Compofelice's compensation was paid by NL and Tremont. See APPENDIX A to this Proxy Statement for a discussion of Mr. Compofelice's NL compensation.

                       TREMONT SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                                             Compensation (1)

                                                Annual Compensation (1)           Awards

                                                                                  Shares
               Name and                                                         Underlying        All Other
    Principal Position with Tremont    Year      Salary         Bonus         Options (#) (2)    Compensation

Joseph S. Compofelice (3).  . . . . .  1994    $ 79,626(3)    $   -0-              25,000          $ 1,593(4)
Vice President and Chief Financial
Officer

[FN]
(1) Tremont made no other annual compensation payments, restricted stock awards or payouts pursuant to long-term incentive plans to Mr. Compofelice during 1994. Therefore, the columns for such compensation have been omitted.

(2) The amount shown in this column represents shares of Tremont common stock, par value $1.00 per share ("Tremont Common Stock").

(3) Mr. Compofelice commenced serving as an executive officer of NL and Tremont in February 1994 and as an executive officer of Valhi in July 1994. He was compensated directly by NL and Tremont for services to such companies in 1994. Tremont expects to be reimbursed by Valhi for Valhi's portion of Mr.

     Compofelice's salary earned for services attributable to Valhi. Amounts paid in 1994 by Tremont to Mr. Compofelice that are expected to be reimbursed by Valhi are included in the table above. Mr. Compofelice is expected to continue to serve as an executive officer of NL, Tremont and Valhi in 1995 and to be compensated directly by NL and Tremont, respectively, for services as an executive officer of each of such companies. Tremont expects that Valhi will reimburse Tremont for Valhi's portion of Mr. Compofelice's salary for services attributable to Valhi in 1995.

(4) All other compensation paid by Tremont for 1994 to Mr. Compofelice consisted of retirement contributions made by Titanium Metals Corporation ("TIMET"), a majority owned subsidiary of Tremont, of $1,593 to Mr. Compofelice's account under the TIMET Thrift/Retirement Plan.

     GRANTS OF TREMONT STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The following table provides information with respect to Mr. Compofelice concerning the grant of stock options exercisable for Tremont Common Stock under the Tremont Long-Term Performance Incentive Plan (the "Tremont Incentive Plan") during 1994. No stock appreciation rights were granted under the Tremont Incentive Plan in 1994.

                              OPTION GRANTS IN 1994

                                                                                    Potential Realizable Value at
                                                                                       Assumed Annual Rates of
                                                                                     Stock Price Appreciation of
                                                                                        Tremont Common Stock
                                             Individual Grants                           for Option Term (1)
                            Number of
                            Shares of      Percent of
                          Tremont Common  Total Options
                              Stock        Granted to
                            Underlying       Tremont     Exercise or
                             Options       Employeesin   Base Price    Expiration
          Name             Granted (#)        1994        Per Share      Date             5%             10%

Joseph S. Compofelice .      25,000(2)         10%        $ 8.125      02/15/04          $ 127,744     $ 323,729


[FN]
(1) Pursuant to the rules of the Commission, the amounts under these columns reflect calculations at assumed 5% and 10% appreciation rates and, therefore, are not intended to forecast future appreciation, if any, of Tremont Common Stock. The potential realizable value to Mr. Compofelice was computed as the difference between the appreciated value at the end of the ten-year term of the stock option of the Tremont Common Stock into which such stock option is exercisable and the aggregate exercise price of such stock option on such date. The appreciated value per share at the end of the ten-year term would be $13.23 and $21.07 at the 5% and 10% rates, respectively.

     The amount of gain to Mr. Compofelice is dependent on the amount of increase in the price of Tremont Common Stock, which would benefit all Tremont stockholders proportionately. These potentially realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Commission regulations. Actual gains, if any, on stock option exercises are dependent on the future performance of Tremont Common Stock, overall market conditions and the timing of the exercise thereof by Mr. Compofelice. There can be no assurance that the amounts reflected in the table will be achieved.

(2) This stock option is exercisable for shares of Tremont Common Stock. This stock option was granted as of February 15, 1994 under the Tremont Incentive Plan with an exercise price per share that was the average of the high and the low sales prices on the date of grant of Tremont Common Stock as reported by the New York Stock Exchange Composite Tape. This stock option vests over five years from the date of grant at a rate of 40% on the second anniversary of the date of grant and 20% on each of the next three succeeding anniversary dates. This stock option expires on the tenth anniversary of the date of grant.

     TREMONT STOCK OPTION EXERCISES AND TREMONT HOLDINGS. The following table provides information, with respect to Joseph S. Compofelice concerning the value of unexercised Tremont stock options held by him as of December 31, 1994. Mr.
Compofelice did not exercise any Tremont stock options in 1994.   In addition,
no stock appreciation rights have been granted under the Tremont Incentive Plan.

                         DECEMBER 31, 1994 OPTION VALUES

                                              Number of Shares Underlying           Value of Unexercised
                                                 Unexercised Options at             In-the-Money Options
                   Name                          December 31, 1994 (#)            at December 31, 1994 (1)

                                             Exercisable     Unexercisable     Exercisable     Unexercisable
 Joseph S. Compofelice . . . . . . . . .           -0-            25,000       $     -0-        $    90,625


[FN]
(1) The aggregate amount represents the difference between the exercise price of Mr. Compofelice's stock options and the $11.75 per share market value of Tremont Common Stock on December 31, 1994, calculated as the last reported sales price per share as reported on the New York Stock Exchange Composite Tape on such date.

     TREMONT EMPLOYMENT AGREEMENT WITH MR. COMPOFELICE. In connection with Mr. Compofelice's employment with Tremont in February 1994, Tremont's Management Development and Compensation Committee approved the terms of an executive severance agreement with Mr. Compofelice that provides that Mr. Compofelice's employment with Tremont may be terminated at any time by Tremont and that the following payments be made to Mr. Compofelice in the event that Mr. Compofelice's employment with Tremont is terminated by Tremont without cause (as defined in the agreement) or Mr. Compofelice terminates his employment with Tremont for good reason (as defined in the agreement): (i) the greater of two times Mr. Compofelice's annual base salary plus target bonus (which shall not be less that the amount of his annual salary) or two times Mr. Compofelice's actual salary plus bonus for the two years prior to termination; (ii) accrued salary and bonus through the date of termination; (iii) an amount in cash or Tremont Common Stock equal to the fair market value of outstanding Tremont stock options and unvested Tremont stock appreciation rights and Tremont restricted stock granted to Mr. Compofelice; (iv) an amount equal to unvested Tremont contributions together with an amount equal to TIMET's matching contributions to Mr. Compofelice's account under the TIMET Thrift/Retirement Plan for a period of two years; and (v) certain other benefits. This agreement is automatically extended for one-year terms commencing each January 1, unless Tremont and Mr. Compofelice agree otherwise in writing.

CERTAIN TREMONT RELATIONSHIPS AND TRANSACTIONS

     BAROID LETTER OF CREDIT. Valhi owned over 5% of Baroid Corporation until Baroid's acquisition by Dresser in a merger in January 1994. Approximately $12 million of letters of credit had been issued under Baroid's bank credit agreement to collateralize certain obligations arising out of the insurance and bentonite mining operations of Tremont and its subsidiaries. Pursuant to an indemnification agreement, Tremont had agreed to indemnify Baroid for all fees and expenses arising out of Baroid's issuance of any letters of credit on Tremont's behalf. Following the January 1994 sale of Baroid to Dresser, these letters of credit were and continue to be issued under a Dresser credit facility.

     OTHER CERTAIN TREMONT RELATIONSHIPS AND TRANSACTIONS. For a discussion of certain other Tremont relationships and transactions, see
"Certain Relationships and Transactions" in the Proxy Statement and APPENDIX A to this Proxy Statement.

TREMONT COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report is the same as the one that appears in the Tremont Proxy Statement. Accordingly, capitalized terms that appear in the following report have the same meanings given to such terms as in the Tremont Proxy Statement. Cross references appearing in the following report refer to sections of the Tremont Proxy Statement. A copy of the Tremont Proxy Statement can be obtained without charge by writing: Corporate Secretary, Tremont Corporation, 1999 Broadway Suite 4300, Denver, Colorado 80202.

     The Management Development and Compensation Committee (the "MD&C Committee") of the Company's Board of Directors presents the following report on executive compensation.

     The MD&C Committee is composed of directors who are neither officers nor employees of the Company, its subsidiaries or affiliates and who are not eligible to participate in any of the employee benefit plans administered by it. The MD&C Committee reviews and recommends compensation policies and is responsible for approving all compensation paid directly by the Company to the Company's executive officers other than the Chief Executive Officer (the "CEO"). The MD&C Committee recommends to, and seeks the approval of, the Board of Directors on all aspects of compensation for the CEO.

     COMPENSATION PROGRAM OBJECTIVES. The MD&C Committee believes that the Company's primary goal should be to increase stockholder value, as measured by dividends paid on and appreciation in the value of the Company's equity securities. It is the MD&C Committee's policy that compensation programs be designed to attract, retain, motivate and reward employees, including executive officers, who can lead the Company in accomplishing this goal. It is also the MD&C Committee's policy that compensation programs maintain a strong risk/reward ratio, with a large component of cash compensation being tied to the Company's financial results, creating a performance-oriented environment that rewards employees for achieving pre-set financial performance levels and increasing stockholder value, thereby contributing to the long-term success of the Company.

     During 1994, the Company's compensation program with respect to its executive officers, including the CEO, consisted of three primary components: base salary, variable compensation based upon company and individual performance, and non-cash incentive compensation in the form of stock options granted under the Tremont Incentive Plan.

     BASE SALARIES. The MD&C Committee, in consultation with the CEO, reviews base salaries for the executive officers other than the CEO generally no more frequently than annually. The MD&C Committee approves, with any modifications it deems appropriate, the CEO's recommendations for base salary levels, which are determined primarily on industry and peer group data and past and potential future individual performance and contributions. Over a period of years base salaries are designed to be on average at or below the median annual cash compensation for comparable executives but, when combined with the other components of compensation, create a competitive or above-median total compensation package.

     PROFIT SHARING PLAN. Awards under the Company's variable compensation plan (the "Variable Compensation Plan") represent a significant portion of an employee's potential annual cash compensation (up to 120% of base salary depending upon the position held by such employee) and consist of a combination of awards based on the financial performance of the Company's operating units and on individual performance. All employees, including executive officers other than the CEO and Mr. Compofelice, were eligible to receive benefits under the Variable Compensation Plan for 1994.

     Potential awards under the Variable Compensation Plan attributable solely to the performance of the Company's operating units in 1994 were based on such units achieving certain pre-set return on equity goals, which the Company believes should increase stockholder value over time if they are met. Performance Levels A, B, C or D would have been met if such units had achieved return on equity rates of 3%, 6%, 12% or 24%, respectively. No payments were made to employees of TIMET, including executive officers, under this portion of the Variable Compensation Plan for 1994, since TIMET did not achieve the minimum level of return on equity.

     An individual performance award may be made to an executive of the Company under the Variable Compensation Plan if such executive's performance objectives were met during the prior fiscal year. Payments to be made to executive officers listed in the Summary Compensation Table under this portion of the Variable Compensation Plan for services rendered in 1994 have not yet been determined.

     STOCK OPTION GRANTS. Part of the Company's total compensation program is non-cash incentive awards in the form of stock options, stock appreciation rights and awards of restricted stock under the Tremont Incentive Plan. Stock option grants, in particular, are considered an essential element of the Company's total compensation package for the CEO and other executive officers. The MD&C Committee believes that compensation linked to stock price performance helps focus the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. To help assure a focus on long-term creation of stockholder value, the MD&C Committee periodically grants ten-year options which are vested at 40%, 60%, 80% and 100% on the second, third, fourth and fifth anniversary dates of the date of grant, respectively, and are exercisable at the fair market value of Tremont Common Stock on the date of grant. In addition, to further provide incentives for increasing shareholder value, in 1994 the MD&C Committee determined that options to certain company executive officers would be granted in three exercise price tranches. One-third of the options granted to such individuals in 1994 are exercisable at the fair market value of the Tremont Common Stock of the date of grant. The remaining two-thirds of the options are exercisable at levels that are above the market price on the date of grant. The value of stock option grants is directly related to the future performance of the Tremont Common Stock and will provide value to the recipient only when, and to the extent, the price of the Tremont Common Stock increases above the option exercise price. Grants made by the MD&C Committee in 1994 are reported in the "Option Grants In Last Fiscal Year" table set forth above. The MD&C Committee did not make or recommend any grants of restricted stock, stock appreciation rights or equity-based awards, other than options, for the 1994 fiscal year.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Effective as of January 1, 1992, Mr. Martin, the CEO, commenced receiving a base salary directly from the Company. The Board of Directors set the CEO's base salary at $120,000 per year in 1992, which was the result of a subjective determination taking into account the importance of the CEO to the strategic leadership of the Company and the fact that the CEO devotes only a portion of his working time to Company business. No adjustments have been made to the CEO's base salary since January 1, 1992. The CEO does not participate in the Variable Compensation Plan. Any variable compensation payment to the CEO, as may be recommended by the MD&C Committee, would be at the discretion of the Board of Directors. No amount was awarded to the CEO for 1992, 1993 or 1994. Stock option grants to the CEO in 1994 were based on the goals and objectives set forth above, with the number of shares awarded determined after considering statistics and information regarding grants by companies generally and the CEO's performance in particular.


                    Management Development and Compensation Committee


                    General Thomas P. Stafford (Chairman)
                    Richard J. Boushka
                    Avy H. Stein

VALHI, INC.
THREE LINCOLN CENTRE
5430 LBJ FREEWAY, SUITE 1700
DALLAS, TEXAS 75240-2697

VALHI, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF VALHI, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 9, 1995



     The undersigned hereby appoints Harold C. Simmons, Glenn R. Simmons and Steven L. Watson, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 1995 Annual Meeting of Stockholders (the "Meeting") of Valhi, Inc., a Delaware corporation ("Valhi"), to be held at the offices of Valhi at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Tuesday, May 9, 1995, at 10:00 a.m. (local time), and at any adjournment or postponement of said Meeting, all of the shares of common stock, par value $0.01 per share, of Valhi standing in the name of the undersigned or that the undersigned may be entitled to vote on the following Proposal, in the manner directed on the reverse side:

1.   ELECTION OF FIVE DIRECTORS
     Nominees: Norman S. Edelcup, Kenneth R. Ferris, Glenn R. Simmons, Harold C.
               Simmons and J. Walter Tucker, Jr.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS NAMED IN PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES AS TO ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

          PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                          ENVELOPE.  SEE REVERSE SIDE.

(X)  Please mark your votes as in this example


1.   Election of Directors (see reverse)

     ( )  FOR all nominees (except as marked below)

     ( )  WITHHOLD authority to vote for all nominees

     (INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee's name on the space provided below.)




2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

                               (Change of address)

     Please sign exactly as the name that appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a partnership or corporation, sign full name of entity and an authorized person's name and title.

     The undersigned hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.




     SIGNATURE                                      DATE


     SIGNATURE                                      DATE


THIS PROXY MAY BE REVOKED AS SET FORTH IN THE VALHI PROXY STATEMENT THAT ACCOMPANIED THIS PROXY.